Exhibit 10.1

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

by and between

The entities listed as “Seller” on Schedule 1A and 1B

(individually and collectively, “Seller”)

and

CTR PARTNERSHIP, L.P.,

a Delaware limited partnership

(“Buyer”)

May 13, 2015

TABLE OF CONTENTS

OF PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

	(f)	Buyer Deliverables to Seller	18

	(g)	Concurrent Assignment	18

	(h)	Interpleader	18

	(i)	U.S. Treasury Regulations	19

5.	Closing Costs		19

	(a)	Seller Costs	19

	(b)	Buyer Costs	19

	(c)	Debt	19

	(d)	Cost of the Title Policies	19

	(e)	Other Costs	19

	(f)	Cancellation of Escrow	19

6.	Prorations and Adjustments		20

	(a)	Operating Expenses; Taxes	20

	(b)	Assumption Debt	20

7.	Title		20

	(a)	Conveyance	20

	(b)	Title Policies	20

8.	Representations and Warranties of Buyer		21

	(a)	Organization	21

	(b)	Authority; Enforceability; Conflict	21

	(c)	Litigation	21

	(d)	Third Party Consents	21

	(e)	Knowledge	21

	(f)	Survival	21

9.	Representations and Warranties of Seller		22

	(a)	Organization	22

	(b)	Authority; Enforceability; Conflict	22

	(c)	Compliance	22

	(d)	Accuracy of Information	22

	(e)	Litigation; Condemnation	22

	(f)	Utilities	22

	(g)	Title	23

	(h)	CC&R’s	23

	(i)	Hazardous Materials	23

	(j)	Mold	23

	(k)	Third Party Consents	24

	(l)	Licensure	24

	(m)	Foreign Person	24

	(n)	Government Program Participation	24

	(o)	Debt	24

	(p)	Leases	25

	(q)	AS-IS	25

	(r)	Knowledge	25

	(s)	Survival	26

10.	Seller’s Covenants		26

	(a)	Agency Debt; Bank Debt	26

	(b)	Mansfield and Fremont Leases	27

	(c)	Contracts	27

	(d)	Operation of Property	27

	(e)	Records	27

	(f)	Post-Closing Audited Financials	27

	(g)	Exclusivity	27

	(h)	Review Right	28

	(i)	Survival	28

	(a)	TPA Application	28

	(b)	Notice Regarding Representations	28

11.	Right to Enter Property		29

12.	Loss by Fire, Other Casualty or Condemnation		29

13.	Indemnification		30

14.	Broker’s Commission		31

15.	Notices		31

16.	Miscellaneous Provisions		32

	(a)	Incorporation of Prior Agreements	32

	(b)	Buyer’s Right to Assign	32

	(c)	[Intentionally Omitted.]	32

	(d)	Time is of the Essence	32

	(e)	Successors and Assigns	32

	(f)	No Personal Liability or Third Party Beneficiaries	32

	(g)	Governing Law; Choice of Forum	32

	(h)	Counterparts	33

	(i)	Interpretation; Construction	33

	(j)	Exhibits; Schedule; Recitals Verified	33

	(k)	Waiver by a Party	33

	(l)	Further Assurances	33

(m)	Injunctive and Equitable Relief; Liquidated Damages	33

(n)	Business Days	33

(o)	Survival	34

(p)	Confidentiality	34

(q)	Joint and Several	34

SCHEDULES/EXHIBITS:

SCHEDULE 1A FEE FACILITIES

SCHEDULE 1B LEASE FACILITIES

SCHEDULE 2 BANK DEBT AND AGENCY DEBT

SCHEDULE 3 FUNDS ON DEPOSIT IN HUD ESCROWS

EXHIBIT A-1 LEGAL DESCRIPTION OF THE FEE LAND

EXHIBIT A-2 LEGAL DESCRIPTION OF THE LEASEHOLD LAND

EXHIBIT B FORM OF INDEMNITY GUARANTY

EXHIBIT 4(e)(i)(A) FORM OF BILL OF SALE FOR THE SELLER PERSONAL PROPERTY

EXHIBIT 4(e)(i)(B) FORM OF BILL OF SALE FOR THE CURRENT OPERATOR PERSONAL PROPERTY

EXHIBIT 4(e)(ii) FORM OF NON-FOREIGN AFFIDAVIT

EXHIBIT 4(e)(iv) FORM OF SELLER’S CLOSING CERTIFICATE

EXHIBIT 4(f)(i) FORM OF BUYER’S CLOSING CERTIFICATE

GLOSSARY OF TERMS

Page No.
Agency Debt Documents	7

Agreement	1

Buyer	1

Buyer Contingencies	5, 13

Close of Escrow	14

Closing Statement	10

Contracts	8

Covenant Survival Termination Date	26

Current Operator Personal Property	2

Debt	3

Deeds	14

Deposit	4

Disapproved PTR Matters	6

Disapproved Survey Matters	6

Disapproved Title Matter Endorsements	6

Disapproved Title Matters	6

Due Diligence Expiration Date	7

Environmental Enactments	21

Escrow	14

Escrow Holder	14

Exception Documents	5

Executive Order	22

Existing Leases	10

Existing Mansfield Debt	3

Existing Mansfield Lender	3

Existing Mansfield Mortgage	3

Existing Mansfield Note	3

Facilities	1

Facility	1

Fixtures	1

Fremont Facility	1

Fremont Land	1

Fremont Landlord	1

Fremont Lease	1

Fremont Lease Assignment	14

Hazardous Materials	22

HUD	4

Improvements	1

Independent Consideration	5

Land	1

Lenders	3

Licenses	8

Mansfield Facility	1

Mansfield Land	1

Mansfield Landlord	1

Mansfield Lease	1

Mansfield Lease Assignment	14

Master Landlord	10

Master Lease	10

Master Tenant	10

Mortgages	3

Notes	3

Notice of Breach of Covenant	26

Notice of Breach of Rep	20, 24

OFAC	23

Opening of Escrow	14

Owner Licenses	17

Permitted Exceptions	6

Person	23

Personal Property	2

Plans and Reports	8

Prohibited Person	22

Property	1

Property Documents	7

PTR	5

Purchase Price	3

Regulation	17

Rep Survival Termination Date	20, 24

Required HUD Amendment	24

Residents	8

Seller	1

Seller Personal Property	2

Surveys	6

Title Company	5

Title Policy	19

Warranties	8

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is entered into as of May 13, 2015 (the “Effective Date”), by and between the entities listed as “Seller” on Schedule 1A and Schedule 1B attached hereto (each referred to herein individually and collectively as “Seller”), on one hand, and CTR PARTNERSHIP, L.P., a Delaware limited partnership (“Buyer”), on the other hand.

RECITALS

A. Reference is hereby made to those certain parcels of real property more particularly described in Exhibit A-1 (the “Fee Land”) and Exhibit A-2 (the “Leasehold Land”), attached hereto and incorporated herein by reference (collectively, the “Land”).

B. The Land is improved with the skilled nursing facilities listed on Schedule 1A and Schedule 1B attached hereto and other related improvements (collectively, the “Improvements”). Each facility and the underlying Land on which such facility rests, along with all other Property (as defined below) related to such facility, shall at times be referred to herein as a “Facility” and collectively as the “Facilities,” with those Facilities identified on Schedule 1A referred to herein collectively as the “Fee Facilities” and those Facilities identified on Schedule 1B referred to herein collectively as the “Leasehold Facilities.”

C. Seller owns the fee interest in that certain real property identified on Schedule 1A and more particularly described in Exhibit A-1.

D. Pursuant to that certain Lease Agreement dated as of January 29, 2002 (as amended by that certain First Amendment to Lease Agreement dated as of April, 2002, and as further amended by that certain Second Amendment to Lease Agreement dated as of March 6, 2012, the “Fremont Lease”), Seller, as tenant, leases from the Board of County Commissioners, Sandusky County, Ohio, a governmental body (“Fremont Landlord”), as landlord, certain real property located at 1865 Countryside Drive, Fremont, Ohio 43420 as identified on Schedule 1B and more particularly described in Exhibit A-2 (the “Fremont Land”) and the Facility located on the Fremont Land (the “Fremont Facility”).

E. Pursuant to that certain Nursing Home Lease dated September 10, 2003 (as amended by that certain First Amendment to Nursing Home Lease dated as of August 16, 2013, the “Mansfield Lease”), Seller, as tenant, leases from Lynnhaven XII, LLC, a Georgia limited liability company (“Mansfield Landlord”), as landlord, certain real property located at 535 Lexington Avenue, Mansfield, Ohio 44907 as identified on Schedule 1B and more particularly described in Exhibit A-2 (the “Mansfield Land”) and the Facility located on the Mansfield Land (the “Mansfield Facility”).

F. The term “Property” as used herein, means (i) all of Seller’s right, title and interest, if any, in and to the following: (a) the Land, together with all rights, privileges, easements, rights of way, mineral and water rights and other appurtenances to the Land, including parking rights appurtenant thereto; (b) all Improvements thereon; (c) all fixtures of a permanent nature currently affixed to the Land or the Improvements (“Fixtures”); (d) to the extent transferable, all outstanding Warranties, Owner Licenses, and Plans and Reports (each, as defined below) pertaining to the Land or the Improvements; and (e) all fixtures (other than the Fixtures), equipment and personal property and intangible property owned by Seller and used or intended to be used in connection with the operation of the Facilities (the matters referred to in this clause (e) being collectively referred to herein as, the “Seller

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Personal Property”), and (ii) all of Current Operator’s (as defined below) right, title and interest, if any, in and to the equipment and tangible personal property owned by Current Operator and used or intended to be used in connection with the operation of the Facilities (the matters referred to in this clause (ii) being collectively referred to herein as, the “Current Operator Personal Property,” and collectively with the Seller Personal Property, the “Personal Property”). As used in this Agreement, “Current Operator” shall refer to the current, licensed operator of a Facility, if other than Seller, operating such Facility pursuant to an existing lease between Seller and such Current Operator; provided, however, that if Seller is the licensed operator of the Facilities then all references in this Agreement to “Current Operator” shall be deemed to refer to Seller. Notwithstanding anything to the contrary set forth above, the following (the “Operator Property”) are not part of the Property but Seller hereby agrees to transfer such Operator Property (or to cause Current Operator, if applicable, to transfer such Operator Property) to New Operator (as hereinafter defined) at Closing and at no additional cost pursuant to the Operations Transfer Agreement (as hereinafter defined) or otherwise: (a) all vehicles, machinery, tools, spare and replacement parts and similar property used in connection with the operation of the Facilities; (b) all rights to all ongoing or outstanding Contracts; (c) all office supplies, medical supplies, food supplies, housekeeping supplies, laundry supplies and inventories and supplies physically on hand at the Facilities as of the Close of Escrow (as defined below); (d) all customer lists, resident files and records related to current residents and all books and records with respect to the operation of the Facilities existing and physically located at the Facilities as of the Close of Escrow; (e) all employee time recording devices, computers, computer software, hardware and discs used in connection with the operation of the Facilities, all telephone numbers, brochures, pamphlets, flyers, mailers and all other promotional materials related to the marketing and advertising of the business conducted at the Facilities, all marketing studies, analysis and similar materials related to the business conducted at the Facilities and the market or potential market therefor; and (f) to the extent transferable, all Licenses other than the Owner Licenses. Notwithstanding anything in this Agreement to the contrary, the following shall be expressly excluded from the Property and the Operator Property and shall be retained by Seller and/or Current Operator as applicable: (1) all refunds, settlements, suits and causes of action related to the Property and Operator Property together with all contingent and unliquidated claims, counterclaims and rights to setoff claims related to the Property and Operator Property; (2) the accounts receivable, notes receivable, investments, and cash and cash equivalents; (3) the operating rights to fifteen (15) licensed nursing home beds from the Oxford Facility; (4) the domain name www.libertynursingcenters.com; (5) except as provided in Section 3(d) below, all deposits and bonds relating to the Facilities (except security deposits of any resident at any Facility); (6) personal property owned by residents of the Facilities and not by Seller or Current Operator; (7) any prepaid expenses pertaining to items such as, without limitation, utilities, supplies and equipment, insurance and workers’ compensation premiums, taxes, employee benefits, and professional services; (8) the items listed on Schedule 5 attached hereto, and (9) the general corporate record books (excluding financial reports and books), trademarks, service marks, logos and insignia of Seller or Current Operator (including the names “Liberty Nursing Center,” “Liberty Nursing Centers of Beavercreek,” “Liberty Nursing Center of Oxford,” “Liberty Nursing Center of Willard,” “Liberty West Nursing Center of Toledo,” “Liberty Nursing Center of Mansfield,” “Liberty Nursing Center of Fremont,” and “Liberty Nursing Center of Riverside,” “Liberty Nursing Center of Riverview,” “Liberty Nursing and Rehabilitation Center of Three Rivers,” “Liberty Retirement Community of Washington Township,” “Liberty Nursing Center of Englewood,” “Liberty Nursing Center of Portsmouth,” “Liberty Nursing Centers of Bellbrook,” “Liberty Retirement Community of Middletown,” “Liberty Nursing Center of Xenia” and “Liberty Nursing Center of Jamestown”); provided, however, that notwithstanding anything in this Agreement to the contrary, at Closing Buyer and New Operator shall automatically, without the need for any further action by the parties, be granted a limited, non-exclusive, non-transferable license from Seller to use the existing trade names of the Facilities for a transitional period of three (3) months after the Close of Escrow, so long as any such licensee so using the Facilities trade names maintains CMS star ratings at “3-Star” or above (or at such lower star rating if a Facility does not have a “3-Star” rating or above at Closing). If any such licensee so using the Facilities trade names does not maintain a CMS star rating at “3-Star” or above, the limited license with respect to such Facility shall be automatically revoked and terminated.

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G. As more particularly set forth on Schedule 2, the Land and the Facilities are subject to certain financing (collectively the “Debt”) evidenced by promissory notes (the “Notes”) in favor of certain lenders (collectively the “Lenders”). The Notes are secured by mortgages or deeds of trust executed by Seller as “mortgagor” or “trustor” or the like, for the benefit of the Lenders and are recorded in the Official Records of the counties in which the Facilities are located (the “Mortgages”). The outstanding principal balances of the Notes as of December 31, 2014 are set forth on Schedule 2. In addition, Schedule 2 also identifies both (1) Debt pursuant to which the following banks are the Lenders (collectively, the “Bank Debt”): PNC Bank, Fifth Third Bank and Huntington Bank (individually, “Bank”; collectively, “Banks”) in the aggregate outstanding principal amount of approximately Fifty-Eight Million Nine Hundred Thousand Dollars ($58,900,000) and (2) Debt pursuant to which HUD is the Lender (collectively, “Agency Debt”). Upon the Close of Escrow (as defined below), and subject to the terms and conditions of this Agreement, all Bank Debt shall be paid in full from Purchase Price proceeds through Escrow, and the Agency Debt shall, at Buyer’s option, be either assumed by Buyer or paid in full from Purchase Price proceeds through Escrow, on the terms and conditions set forth herein. Any Debt assumed as of Close of Escrow by Buyer shall be referred to herein collectively as the “Assumption Debt;” and any Debt paid in full through Escrow at Closing shall be referred to herein collectively as the “Paid Debt.”

H. Without limiting the generality of the foregoing, the fee simple interest in the Mansfield Land and the Mansfield Facility are subject to certain financing (collectively the “Existing Mansfield Debt”) evidenced by a promissory note (the “Existing Mansfield Note”) in favor of Berkadia Commercial Mortgage, LLC (the “Existing Mansfield Lender”). The Existing Mansfield Note is secured by a mortgage recorded in the Official Records of the county in which the Mansfield Facility is located (the “Existing Mansfield Mortgage”).

I. Seller desires to sell the Property to Buyer, and Buyer desires to buy the Property from Seller, all pursuant to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1. Agreement to Purchase and Sale. Seller hereby agrees to sell, convey and assign the Property to Buyer, and Buyer agrees to buy and accept the Property from Seller, under the terms and conditions and for the purchase price hereinafter set forth.

2. Purchase Price. The purchase price to be paid for the Property (the “Purchase Price”) at the Close of Escrow is One Hundred Seventy-Five Million Dollars ($175,000,000), subject to credits and adjustments as set forth in this Agreement. Notwithstanding anything in this Agreement to the contrary, at Closing Buyer shall receive a credit against the Purchase Price in the amount of (1) the outstanding principal indebtedness of the Assumption Debt assumed by Buyer at Closing, and (2) pre-payment penalties and fees payable in connection with the pay-off of the Paid Debt (“Prepay Fees”) at Closing to the extent said Prepay Fees are in excess of Two Million One Hundred Thousand Dollars ($2,100,000) in the aggregate, and are actually paid by Buyer.

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(a) Buyer and Seller hereby acknowledge and agree that funds are on deposit in those certain escrow accounts (collectively, the “HUD Escrows”) established for all replacement reserves, mortgage escrow funds, residual receipts, premiums, deposits and similar funds held in connection with the (i) the Agency Debt and (ii) to the extent the Mansfield Landlord confirms in the Mansfield Lease Assignment (as defined below) its willingness to cooperate and allow release of such funds to New Operator from time to time as permitted by applicable U.S Department of Housing and Urban Development (“HUD”) regulations, the Existing Mansfield Debt, up to and including the amounts set forth on Schedule 3 attached hereto. In addition to payment of the Purchase Price, Buyer shall reimburse Seller, dollar-for-dollar, at Closing through Escrow, the amount of the HUD Escrows assigned and transferred to Buyer at Closing. Any difference (increase or decrease) between the amount of the HUD Escrows set forth on Schedule 3 and the actual amount thereof at the Close of Escrow (or, with respect to the Existing Mansfield Debt, the actual amount, if any, permitted by HUD to be used by New Operator from time to time) shall be reflected as a dollar-for-dollar adjustment in the foregoing reimbursement amount. For the avoidance of doubt, the HUD Escrows shall be assigned to Buyer at the Close of Escrow.

(b) The Purchase Price shall be paid in the following increments at the following times:

(i) Initial Deposit. Buyer shall make a cash deposit of Five Hundred Thousand Dollars ($500,000) into Escrow (as defined below) within two (2) business days of the Opening of Escrow (as defined below).

(ii) Additional Deposit. In the event Buyer delivers an Approval Notice (as defined in Section 3(b) below) to Seller on or before the Due Diligence Expiration Date, Buyer shall make an additional cash deposit of Five Hundred Thousand Dollars ($500,000) into Escrow within two (2) business days of the Due Diligence Expiration Date.

(iii) Balance of Purchase Price. The balance of the Purchase Price as well as all sums necessary to pay Buyer’s costs, expenses and prorations (including without limitation any payments required by Section 2(a) and 3(d) of this Agreement) in connection with this transaction shall be deposited by Buyer into Escrow in immediately available funds prior to the Close of Escrow (as defined below).

(iv) Application of Deposit. So much of the cash sums as have been actually deposited into Escrow at any given time pursuant to Sections 2(b)(i) and 2(b)(ii) above, together with all interest earned thereon, shall sometimes collectively be referred to herein as the “Deposit.” If this Agreement is terminated after the Due Diligence Expiration Date (i) as a result of Buyer’s timely disapproval (or deemed disapproval) of any of the contingencies set forth in Section 3 below, (ii) by reason of the failure of any condition precedent in favor of Buyer as set forth in this Agreement, or (iii) for any other reason except for a default under this Agreement solely on the part of Buyer, then the Deposit shall be released by Escrow Holder (as hereinafter defined) to Buyer immediately upon written instructions signed by Buyer and Seller; provided, however, that Seller shall not unreasonably withhold, condition, or delay its approval of such release. If this Agreement is terminated on or prior to the Due Diligence Expiration Date (i) as a result of Buyer’s timely disapproval (or deemed disapproval) of any of the contingencies set forth in Section 3 below, (ii) by reason of the failure of any condition precedent in favor of Buyer as set forth in this Agreement, or (iii) for any other reason except for a default under this Agreement solely on the part of Buyer, then the Deposit shall be released by Escrow Holder to Buyer immediately upon written instructions signed by Buyer. If the purchase and sale of the Property is consummated as contemplated hereunder, the Deposit shall be applied against the Purchase

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Price at the Close of Escrow. All Deposits made by Buyer pursuant to this Section 2 shall be placed in a federally insured interest-bearing account by Escrow Holder upon terms acceptable to Buyer to be held by Escrow Holder in trust for the benefit of Buyer. If this Agreement is: (i) terminated by Seller (to the extent Seller is permitted to terminate this Agreement pursuant to its terms) because of a default under this Agreement on the part of Buyer, or (ii) if the purchase and sale of the Property is not consummated because of a default under this Agreement solely on the part of Buyer, then the Deposit shall be non-refundable to Buyer and shall be released by Escrow Holder to Seller and shall constitute the liquidated damages due to Seller pursuant to Section 16(m) below. Notwithstanding anything in this Agreement to the contrary, Buyer and Seller agree that a portion of the Deposit equal to One Hundred Dollars ($100) (the “Independent Consideration”) shall be earned by Seller upon full execution and delivery of this Agreement. Buyer and Seller hereby mutually acknowledge and agree that the Independent Consideration represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Buyer’s right to have inspected the Property pursuant to the terms of this Agreement. Upon the Closing or earlier termination of this Agreement, the Independent Consideration shall be paid to Seller. Accordingly, any provision of this Agreement contemplating a return of the Deposit to Buyer, shall mean and refer to the Deposit less the Independent Consideration.

(v) Allocation of Purchase Price. Buyer and Seller shall have the right to allocate a portion of the Purchase Price to the Personal Property for purposes of determining transfer tax and sales tax with respect to the transactions contemplated hereby. Buyer and Seller hereby acknowledge that such allocations will have been approved by Buyer and Seller as of the Due Diligence Expiration Date.

3. Buyer Contingencies. Buyer’s obligation to purchase the Property and proceed to the Close of Escrow shall be subject to its approval of each contingency set forth below (collectively, the “Buyer Contingencies”) within the time periods indicated below. The Buyer Contingencies are for the sole benefit of Buyer. The satisfaction of each Buyer Contingency is a condition precedent to the Close of Escrow. Buyer may approve or disapprove any or all of the documents, materials, items and matters identified in this Section 3 in its sole and absolute discretion, except as otherwise specifically provided below. This Agreement may be terminated upon written notice by Buyer: (i) as a result of Buyer’s disapproval of any of the contingencies set forth in this Section 3 within the time periods provided for herein, or (ii) by reason of the failure of any condition precedent in favor of Buyer as set forth in this Agreement and, following any such termination, neither party shall have any further liability or obligations under this Agreement, except for those liabilities and obligations that expressly survive a termination of this Agreement. Upon written approval or written waiver of all of the Buyer Contingencies by Buyer, the Deposit (to the extent then held in Escrow), shall be nonrefundable to Buyer and shall be considered liquidated damages in Escrow pursuant to Section 16(m) below.

(a) Title and Survey.

(i) Within five (5) business days of the Opening of Escrow, (A) Buyer shall order from Commonwealth Land Title (the “Title Company”) an extended coverage preliminary title report or commitment for each Facility (collectively, the “PTR”), together with legible copies of all documents (“Exception Documents”) relating to the title exceptions referred to in the PTR, and (B) Seller shall deliver to Title Company copies of all of its policies of title insurance for the Facilities in its possession. Buyer and Seller shall cause the Title Company to deliver to Buyer and Seller copies of the PTR and Exception Documents.

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(ii) Within five (5) business days of the Opening of Escrow, Buyer shall order, at Buyer’s sole cost and expense, a survey of each Facility, which surveys are to be prepared in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by the American Land Title Association and National Society for Professional Surveyors, Inc., in 2011 (the “Surveys”), sufficient to enable the Title Company to issue the Title Policies (as defined below) with the blanket exceptions thereof limited only to shortages in area. The Surveys shall be certified as true and correct by the surveyor for the benefit of Buyer and the Title Company. Buyer and Seller shall cause the surveyor to deliver to Buyer and Seller copies of the Surveys.

(iii) At least fifteen (15) days prior to the expiration of the Due Diligence Expiration Date, Buyer shall notify Seller in writing of any disapproved title exceptions (the “Disapproved PTR Matters”) and any disapproved matters relating to the Surveys (the “Disapproved Survey Matters” and collectively with the Disapproved PTR Matters, the “Disapproved Title Matters”) (each such writing, a “Title Objection Letter”). All title exceptions set forth in the PTR other than the Disapproved PTR Matters, together with all survey matters set forth in the Surveys other than the Disapproved Survey Matters, shall collectively constitute the “Permitted Exceptions.”

(iv) If Buyer delivers one or more Title Objection Letters, then Seller shall have ten (10) calendar days after its receipt of a Title Objection Letter to notify Buyer in writing whether Seller is willing to remove, or cause to be removed, the Disapproved Title Matters set forth in such Title Objection Letter, or, in the alternative, obtain the necessary title endorsements (the “Disapproved Title Matter Endorsements”), in a form satisfactory to Buyer, to insure against the effects of such Disapproved Title Matters. If Seller notifies Buyer that Seller is willing to cure a Disapproved Title Matter (whether by removal or endorsement), Seller shall be unconditionally obligated to so cure such Disapproved Title Matter prior to or concurrently with the Close of Escrow at its sole cost and expense. Seller’s failure to notify Buyer that Seller is willing to cure a Disapproved Title Matter within the required ten (10) calendar day period shall be deemed a notice of Seller’s election not to cure such Disapproved Title Matter. Notwithstanding anything to the contrary herein, Buyer shall not be required to object to any (A) lien securing a mortgage, deed of trust or trust deed; (B) judgment lien against Seller or any party claiming under Seller; (C) tax lien or real estate taxes that are due and payable; (D) broker’s lien; or (E) any mechanics’ lien, materialman’s lien or other statutory lien, and Seller shall be obligated to cure and discharge each of the foregoing (other than (i) the Existing Mansfield Debt, which will remain following the Closing, and (ii) the Assumption Debt, which Buyer shall assume at the Close of Escrow, all subject to the terms and conditions of this Agreement) on or prior to the Close of Escrow.

(v) If Seller notifies Buyer in writing (or is deemed to have notified Buyer) that Seller is not willing to cure a Disapproved Title Matter, Buyer shall then, within five (5) days after its receipt of such written notice (or deemed notice), elect in its sole and absolute discretion, by giving written notice to Seller and Escrow Holder, (A) to terminate this Agreement, or (B) to waive its disapproval of such Disapproved Title Matter (and such Disapproved Title Matter shall then be deemed to be a Permitted Exception). Buyer’s failure to give such notice shall be deemed an election to terminate this Agreement. Upon Buyer’s election, or deemed election, to terminate this Agreement under this Section 3(a), this Agreement shall be deemed cancelled, the Deposit shall be released by Escrow Holder to Buyer immediately upon written demand by Buyer, after which neither party shall have any further obligations to the other under this Agreement, except those that are specifically stated to survive the termination of this Agreement.

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(vi) If the Title Company, prior to Close of Escrow, discloses to Buyer or Seller a new exception (other than a new exception created by Buyer), or materially amends any exception previously approved by Buyer, or materially amends the terms under which the Title Company is willing to issue the Title Policy, or if the Surveys are materially amended, then Buyer shall have ten (10) calendar days from its receipt of notice of such disclosure, together with legible copies of all documents mentioned in such disclosure (and if necessary, the Close of Escrow shall be extended to provide for such ten (10) calendar day period), to disapprove of the same by delivering a Title Objection Letter related thereto. Such disapproved disclosures shall be treated as Disapproved Title Matters pursuant to Sections 3(a)(iii) through 3(a)(v) above.

(vii) As a condition precedent to the Close of Escrow in favor of Buyer, the Title Company shall be irrevocably and unconditionally committed to issue the Title Policies in the form required by this Agreement.

(b) Buyer’s Due Diligence. On or before July 30, 2015 (the “Due Diligence Expiration Date”), Buyer shall have completed its due diligence investigation of the Property and shall have approved or disapproved such matters as Buyer deems appropriate in its sole and absolute discretion with respect to the Property, including without limitation any items related to the physical condition of the Property or the Property’s suitability for Buyer’s intended purpose. Notwithstanding anything in this Agreement to the contrary, Buyer shall have the right until 6:00 p.m. Pacific Time on the Due Diligence Expiration Date, to elect in its sole and absolute discretion, by giving written notice to Seller and Escrow Holder, (A) to terminate this Agreement, or (B) to confirm its satisfaction with the Property and intent to close the transaction pursuant to the terms of this Agreement (the “Approval Notice”). Buyer’s failure to give the Approval Notice shall be deemed an election to terminate this Agreement. Upon Buyer’s election, or deemed election, to terminate this Agreement under this Section 3(b), this Agreement shall be deemed cancelled, the Deposit shall be released by Escrow Holder to Buyer immediately upon written demand by Buyer, after which neither party shall have any further obligations to the other under this Agreement, except those that are specifically stated to survive the termination of this Agreement. Concurrently with delivering the Approval Notice, if at all, Buyer shall notify Seller in writing whether Buyer desires to assume any of the Bank Debt or pay off any of the Agency Debt. If Buyer delivers the Approval Notice but does not notify Seller in writing whether Buyer desires to assume any of the Bank Debt or pay off any of the Agency Debt, then Buyer shall be deemed to have elected to pay off all of the Bank Debt and the Agency Debt.

(c) Documents to be Provided by Seller. Within five (5) calendar days following the Opening of Escrow, Seller shall cause to be delivered to Buyer a legible copy of all material information which Seller possesses, or that Seller may obtain from Current Operator , with respect to the Property, including without limitation the following (the “Property Documents”):

(i) an occupancy report for each Facility dated no earlier than thirty (30) days prior to the Opening of Escrow;

(ii) all documents entered into by Seller or otherwise pertaining to the Agency Debt, together with any and all amendments, modifications or supplements thereto (the “Agency Debt Documents”), as well as all documents entered into by Seller or otherwise pertaining to the Bank Debt, together with any and all amendments, modifications or supplements thereto (the “Bank Debt Documents”);

(iii) all of Seller’s and Current Operator’s books, records, income and expense statements, year-end financial and monthly operating statements relating to each Facility for the three most recent fiscal years prior to the Close of the Escrow and, to the extent available,

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the current year to date, together with operating budgets for the current calendar year together with a current schedule of the HUD Escrows along with a schedule of capital expenditure projects and planned expenditures for each Facility and including, without limitation, any capital expenditure or similar projects for which Seller has made, or intends to make, application to HUD for release and/or use of a portion of the HUD Escrows;

(iv) all plans and specifications, soil, engineering, environmental or architectural notices, studies, reports or plans, and all other reports concerning the Facilities that relate to the physical condition or operation of each Facility or recommended improvements thereto, including, without limitation, any information that relates to the Facilities’ compliance with the Americans with Disabilities Act of 1990 (collectively, the “Plans and Reports”);

(v) all permits, licenses, approvals, entitlements and other governmental, utility service provider and other quasi-governmental authorizations, including any bed rights, certificates of need or other similar certificate and any certificates of occupancy that Seller or Current Operator now holds in connection with the ownership, planning, development, construction, use, operation or maintenance of the Property, and all amendments, modifications, supplements, general conditions and addenda thereto (collectively, the “Licenses”);

(vi) all appraisals of the Property prepared in the last eighteen (18) months;

(vii) all guarantees, representations and warranties made to or inuring to the benefit of Seller regarding the Property or its operation or the construction of the Improvements (“Warranties”). Seller shall also cause to be delivered to Buyer all contracts, leases and other binding agreements currently in effect relating to the Property and/or the use thereof together with any and all amendments, modifications or supplements thereto (collectively the “Contracts”);

(viii) Seller’s current certificates of insurance with respect to each Facility and the operations conducted therein, together with the loss history relating to the less of: (A) the period during which Seller or any affiliate of Seller has owned or operated such Facility, or (B) five (5) years;

(ix) the most recent tax bills for the Property including, but not limited to, bills for real estate taxes and personal property taxes, if any; and all notices received by Seller within the two (2) years immediately preceding the date hereof and pertaining to real estate taxes or assessments applicable to the Property. Seller shall promptly deliver to Buyer a copy of any such bills or notices received by Seller after the date hereof (even if received by Seller after the Close of Escrow);

(x) to the extent not included on the State of Ohio on-line Enhanced Information Dissemination & Collection (“EIDC”) website (http://publicapps.odh.ohio.gov/eid/default.aspx), copies of any and all written notices received by Seller or Current Operator within the last two (2) years from any governmental or quasi-governmental authorities with respect to (A) violations or alleged violations of any License, law, code or regulation, including, without limitation, any health and sanitation, fire or building codes; (B) complaints by any resident of any Facility (“Residents”) or his or her family; (C) defects or other deficiencies in the Facilities, and (D) results of all inspections of the Facilities. On or before the date that is two (2) Business Days following the Effective Date, Seller shall provide Buyer with all user names, passwords, and any other information required to access the EIDC website with respect to the Facilities. To the extent that, despite Buyer’s reasonable attempts, it is unable to access the EIDC website with respect to the Facilities, Seller shall promptly provide Buyer with copies of or access to the information described in this clause (x);

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(xi) a true, correct, and complete copy of the Fremont Lease and the Mansfield Lease, together with any and all amendments, modifications or supplements thereto, as well as the current notice address for the landlord under the Fremont Lease and the Mansfield Lease and the contact information (including phone, fax and email) of Seller’s principal contact at each such landlord; and

(xii) such other documents or items as Buyer may reasonably request in writing in connection with its due diligence investigation of the Property or the operation thereof.

(d) Agency Debt. Prior to the Close of Escrow, Buyer shall receive from each of the Agency Lenders from which consent is required pursuant to the terms of the Agency Debt Documents, written approval (which shall not include any conditions that imposed material obligations on Buyer not usually and customarily included in such approvals) for (i) the assumption of the Assumption Debt, and (ii) full prepayment of the applicable Paid Debt at the Close of Escrow, to the extent Buyer has elected to have the same paid at Closing, all of which approvals shall be on terms acceptable to Buyer in its reasonable discretion. Seller agrees that it shall take all actions reasonably necessary to permit Buyer to assume the Assumption Debt, to facilitate, and deliver the required prepayment notices in connection with, prepayment of the applicable Paid Debt at the Close of Escrow, and to permit Buyer (or its assignee or nominee, including, without limitation, New Operator) to assume Seller’s leasehold interest in the Mansfield Lease, including providing such information concerning Seller and the operation of the Property and executing and delivering such documents as required by the Agency Lenders. In connection with the assumption of the Assumption Debt, Seller agrees to transfer its regulatory agreements and other related documentation related to such Assumption Debt and to cooperate in any so-called “Transfer of Physical Assets”, A7, or other similar procedure or process of HUD. Prior to the Close of Escrow, Seller and the applicable Agency Lenders shall execute all necessary instruments to effectuate the foregoing consents, assumptions, and assignment of all applicable HUD Escrows. With respect to the Mansfield Facility, Buyer shall cause New Operator, promptly following the Due Diligence Expiration Date, to apply for a Modified Transfer of Physical Assets with respect to the Mansfield Facility (the “Mansfield MTPA”) in order to secure Existing Mansfield Lender’s approval of New Operator’s occupancy of the Mansfield Facility and the transfer of any applicable regulatory agreements in connection therewith. HUD’s approval of such Mansfield MTPA, including, without limitation, HUD’s willingness to permit New Operator’s use of any HUD Escrows applicable to the Mansfield Facility, shall be a condition precedent to the Close of Escrow in favor of Buyer; provided, however, if the Mansfield MTPA is not received at least five (5) business days prior to the Closing, then the Buyer shall proceed to Closing with respect to the remaining Facilities, and shall postpone the Closing for the Mansfield Facility as more particularly provided in Section 5(h) of this Agreement. Notwithstanding anything in this Agreement to the contrary, whereas all Bank Debt is to be paid at Close of Escrow, Buyer hereby expressly reserves the right to elect, by written notice to Seller, that certain Agency Debt to be paid in full at Close of Escrow (with Purchase Price proceeds) in lieu of Buyer assuming such Agency Debt (and being entitled to a credit against the Purchase Price for the same), in which event Seller agrees that it shall take all actions reasonably necessary to facilitate prepayment of such Agency Debt at the Close of Escrow; provided, however, (i) Buyer shall be responsible for and shall pay applicable Prepay Fees therefor, (ii) Buyer’s obligation pursuant to clause (i) shall be limited to the amount of Two Million One Hundred Thousand Dollars (the “Prepay Cap”) in the aggregate (including Prepay Fees payable in connection with the payoff of Bank Debt), and (iii) Buyer shall receive a credit against the Purchase Price for any Prepay Fees paid by Buyer in excess of the Prepay Cap. As used in this Section 3(d) and elsewhere in this Agreement where applicable, the terms “Oxford Lender,” “Riverside Lender,” “Existing Mansfield Lender,” “Willard Lender,” “Agency Lender,” Agency Lenders,” Assumption Lender,” and “Assumption Lenders” shall be

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deemed to include HUD. Notwithstanding anything in this Agreement to the contrary, the contingency described in this clause (d) must occur prior to the Close of Escrow but is not tied to any specific date and, therefore, other than the outside closing date referred to in Section 4(b) (i.e. December 31, 2015), Buyer may not terminate this Agreement for failure of the contingency described in this clause (d) to occur on or before a certain date.

(e) Documents to be Provided by Escrow Holder. At least two (2) business days prior to the scheduled Close of Escrow, but no more than seven (7) business days prior to the scheduled Close of Escrow, Escrow Holder shall prepare and deliver to Buyer and Seller a pro forma closing statement (the “Closing Statement”) relating to the consummation of the transactions contemplated by this Agreement, which statement shall include, without limitation, line items relating to amounts due under the Master Lease (as defined below) as of the Close of Escrow. Buyer’s written approval of the Closing Statement, which may not be unreasonably withheld, conditioned, or delayed, shall be a condition precedent to the Close of Escrow. Notwithstanding anything in this Agreement to the contrary, the contingency described in this clause (e) must occur prior to the Close of Escrow but is not tied to any specific date and, therefore, other than the outside closing date referred to in Section 4(b) (i.e. December 31, 2015), Buyer may not terminate this Agreement for failure of the contingency described in this clause (e) to occur on or before a certain date.

(f) Date Down of Representations; No Breach of Covenants. All of the representations and warranties of Seller pursuant to Section 9 below shall be true and correct in all material respects as of the Close of Escrow and, prior to the Close of Escrow, there shall be no material breach of Seller’s covenants or obligations under this Agreement, including, without limitation, those covenants set forth in Section 10 below.

(g) Concurrent Lease Transaction.

(i) Prior to the Due Diligence Expiration Date, and as a condition precedent in favor of Buyer, Buyer, or one (1) or more of its affiliates or nominees, as landlord (in such capacity, collectively, “Master Landlord”), and such operator(s) as Buyer may designate in its sole and absolute discretion (in such capacity, collectively, “New Operator”), shall enter into, in Buyer’s sole discretion, one or more acceptable lease agreements (other than the Mansfield Facility and the Fremont Facility) (collectively (if applicable), the “Master Lease”), whereby Master Landlord shall lease the Facilities (excluding the Mansfield Facility and the Fremont Facility) to New Operator. Notwithstanding anything herein which may be construed to the contrary, Buyer and Seller hereby acknowledge and agree that there may be more than one Master Lease and more than one New Operator and that, as used in this Agreement, the terms Master Lease and New Operator shall refer to any and all such Master Leases and New Operators. If Buyer elects to change the identity of the New Operators that have been disclosed to Seller as of the Effective Date, and if any such New Operator currently operates (or within the past five (5) years has operated) a licensing nursing home in the State of Ohio, Buyer shall notify Seller in writing of the identify of any such New Operator on or before the date that is five (5) days prior to the Due Diligence Expiration Date for Seller’s prior approval, which approval may not be unreasonably withheld, conditioned, or delayed. Seller’s failure to deliver written notice to Buyer of Seller’s approval or disapproval of any such New Operator within three (3) days of receipt of Buyer’s written notice shall be deemed to constitute Seller’s approval of any such New Operator. If Seller disapproves of any such New Operator, then Buyer shall have a period of fifteen (15) days (with the Due Diligence Expiration Date being extended as necessary to accommodate said fifteen (15) day period) to find a replacement New Operator, which replacement New Operator shall be subject to Seller’s prior approval to the extent otherwise required, and pursuant to the procedure provided for, in this Section. Buyer shall notify Seller in writing of the identity of any such New Operator.

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(ii) In connection with Buyer’s assumption of the Assumption Debt, (A) the form of the Master Lease shall be modified as necessary to (1) incorporate the provisions and requirements generally imposed by HUD in connection with a facility lease relating to a skilled nursing facility encumbered with a HUD insured mortgage, including, without limitation, requirements that (x) New Operator comply with the operational requirements set forth in the applicable Assumption Debt Documents (including the obligations under the fee owner’s regulatory agreement), and (y) New Operator enter into a tenant regulatory agreement with respect to each applicable Facility; and (2) obligate New Operator to fund reserves with the Agency Lender for taxes, insurance and/or capital improvement and repair obligations as may be required under the applicable Assumption Debt Documents; and (B) Seller shall deliver to Agency Lender such other instruments and documents as may be required by the Agency Lender as a condition to granting its consent to the assumption of the Assumption Debt by Buyer.

(iii) As of the Close of Escrow, any lease agreement (the “Existing Leases”) then existing with respect to the operation of a Facility between Seller and a Current Operator, if any, shall be terminated. For the avoidance of doubt, the Existing Leases do not include the Mansfield Lease and the Fremont Lease.

(h) Fremont Lease and Mansfield Lease. Except as set forth in this Section 3(h), Buyer’s obligation to proceed to the Close of Escrow is conditioned on its receipt, at least five (5) business days prior to the Closing, of an estoppel certificate and consent to assignment (to New Operator) of each of the Fremont Lease and the Mansfield Lease duly executed by Fremont Landlord and Mansfield Landlord, respectively. Each such estoppel certificate and consent to assignment shall be in form and substance acceptable to Buyer (each, a “Lease Estoppel and Consent” and, collectively, the “Lease Estoppels and Consents”). Each Lease Estoppel and Consent must: (i) be dated no earlier than thirty (30) days prior to the Closing, (ii) be consistent with the representations and warranties of Seller set forth in this Agreement pertaining to the Fremont Lease and the Mansfield Lease, as applicable, and (iii) provide for Fremont Landlord’s and Mansfield Landlord’s, as applicable, express and unconditional (with respect to New Operator) consent to the assignment of the Fremont Lease or Mansfield Lease, as applicable, to New Operator. Seller shall provide Buyer with a copy of each Lease Estoppel and Consent for Buyer’s review and approval before delivering the same to the Fremont Landlord and Mansfield Landlord, as applicable. Seller hereby agrees to exercise commercially reasonable efforts to cause the Lease Estoppels and Consents to be approved and duly executed by Fremont Landlord and Mansfield Landlord, as applicable, in accordance with the terms of this Section 3(h) and, notwithstanding anything in this Agreement to the contrary, Seller agrees to cooperate with Buyer and New Operator in seeking an extension to the term of the Fremont Lease and the Mansfield Lease, respectively, to the date that is fifteen (15) years from the then scheduled Close of Escrow. If either or both Lease Estoppels and Consents are not delivered to Buyer on or before the date that is forty-five (45) days before the scheduled Close of Escrow, or if either or both do not meet the foregoing requirements (other than the requirement for a fifteen (15) year extension, which is not a condition to proceed to Closing), or disclose any facts objectionable to Buyer in its reasonable discretion, then (A) Buyer shall proceed to Closing with respect to the remaining Facilities (postponing the Closing for Fremont Facility and/or Mansfield Facility as more particularly provided herein) with a Purchase Price reduction of Two Million Dollars ($2,000,000) for each of Fremont Facility and/or Mansfield Facility excluded from such Closing, and (B) Seller shall continue in good faith to satisfy all such contingencies. In the event Seller thereafter obtains the requisite Lease Estoppels and Consents for either or both previously excluded Leasehold Facilities within one hundred eighty (180) days after the Close of Escrow, then (1) within five (5) business days of Buyer’s receipt of such Lease Estoppel and Consent, New Operator shall submit the requisite applications to

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obtain the Operator Approvals and Mansfield MTPA, as applicable, and (2) provided such Lease Estoppel and Consent does not disclose any facts objectionable to Buyer in its reasonable discretion, closing for such Leasehold Facility(ies) will occur, subject to the satisfaction of any applicable conditions precedent in favor of Buyer, on the first day of the month following New Operator’s receipt of the MTPA, if applicable, and further provided that the New Operator shall not have received any indication from the State of Ohio that the Operator Approvals will not be received or will not be dated as of the Closing, and Closing shall occur on substantially the same terms and provisions set forth for the Closing otherwise set forth herein, but with a Purchase Price of Two Million Dollars ($2,000,000) per Leasehold Facility then closing. If Seller fails to obtain the foregoing Lease Estoppel(s) and Consent(s) within such one hundred eighty (180) day period, then neither party shall have any further obligation to the other with respect to the unacquired Leasehold Facility(ies). Buyer and Seller hereby agree and acknowledge that the Seller’s rights and obligations as tenant pursuant to both the Fremont Lease and the Mansfield Lease are to be assigned by Seller to New Operator and that Buyer shall have no obligations with respect to the Fremont Lease or the Mansfield Lease but that all such obligations, following the assignment thereof, shall be obligations of New Operator to Seller, Fremont Landlord, and Mansfield Landlord, as applicable.

(i) Third Party Consents. Prior to the Close of Escrow, (A) Buyer shall have received all third party consents necessary to effectuate the transfer of the Property to Buyer pursuant to the terms hereof, including, without limitation, all consents required by any governmental or quasi-governmental authority with respect to the acquisition by Buyer of the Facilities and the assignment to Buyer of the Owner Licenses, and (B) New Operator shall have received all Operator Approvals (as defined below). As used in this Agreement, “Operator Approvals” shall mean all third-party consents, approvals, permits, licenses (including, without limitation, nursing home licenses issued by the Department of Health of the State of Ohio), provider agreements, certifications, accreditations, certificates of exemption, waivers, variances or other governmental or “quasi-governmental” authorizations or comparable consents or items from any governmental authority that are (i) a condition of the transfer of operations at the Facilities to New Operator and/or (ii) necessary or advisable in connection with the transfer of operations at the Facilities to New Operator and/or the use and operation of the Facilities by New Operator, and the receipt of regular reimbursement under Medicaid or other third party payor programs by New Operator after the Close of Escrow in the manner in which they are currently being operated; provided, however, Buyer acknowledges and agrees that the Ohio Department of Health does not issue nursing home licenses prior to or simultaneously with a change of operator, and the Ohio Department of Medicaid does not issue Medicaid provider agreements prior to or simultaneously with a change of operator.

(j) Operations Transfer Agreement. Prior to the Due Diligence Expiration Date, Seller and New Operator shall enter into an Operations Transfer Agreement in form and substance acceptable to Seller, New Operator and Buyer (the “Operations Transfer Agreement”) providing for the transfer of the Operator Property and providing terms and conditions governing the transfer of the operations of the Facilities to New Operator as of the Close of Escrow and the allocation of liabilities in connection therewith as between Seller and New Operator. Seller shall cooperate, and shall cause Current Operator to cooperate, to the extent commercially reasonable, with New Operator’s efforts to have issued to it any and all Operator Approvals, which cooperation efforts shall include, but not be limited to, providing New Operator with any information that is necessary or required in order to submit any change of operator or change of ownership applications for the Facilities in connection with obtaining the Operator Approvals.

(k) Financial Condition; Material Adverse Change. None of the following shall have been done by, against or with respect to Seller or any of its affiliates prior to the Close of Escrow: (i) the commencement of a case under Title 11 of the U.S. Code (as now constituted or hereafter amended) or under any other applicable bankruptcy or other similar law; (ii) the appointment of a trustee

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or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation. As used in this Agreement, “affiliate” means any individual or legally recognized entity that controls, is controlled by or is under common control with Seller. As used herein, “control” means the possession, directly or indirectly, of the power to direct the management and policies of an entity, whether through ownership, voting control, contract or otherwise. Without limiting the generality of the foregoing, prior the Close of Escrow, there shall not have occurred any material deterioration of the operations of any of the Facilities, which is defined as (A) a final and non-appealable loss of licensure or certification status, (B) a material diminution in the insurability of any Facility, (C) operating under a denial of payment for new admissions, (D) any proceeding to revoke or materially limit any license or certification, (E) any ongoing or accruing civil monetary penalty, (F) operating under an immediate jeopardy or Special Focus; or (G) receipt of any notice of an investigation by the Department of Justice, state attorney general’s office, or other similar governmental authority that could lead to any such investigation; provided, however, if at the Close of Escrow, one or more events described in clauses C through F, inclusive, shall have occurred and is continuing with respect to one or more affected Facilities (each, an “Affected Facility”), then, at Buyer’s option (to be exercised by delivery of written notice), the Closing shall proceed as to all Facilities that are not Affected Facilities (each, an “Unaffected Facility”), and, (I) a portion of the Purchase Price applicable to the Affected Facilities (in an amount determined below) (the “Holdback”) shall be held back by Escrow Holder pending cure and subsequent closing of the sale of the Affected Facilities to Buyer, and (II) Seller shall diligently operate the Affected Facilities and cure the disqualifying condition to Buyer’s sole satisfaction. If Seller cures to completion to Buyer’s reasonable satisfaction, then the closing of the sale of the Affected Facilities shall occur promptly thereafter substantially in conformity with the terms and provisions set forth herein for the Close of Escrow, and the Holdback shall be released to Seller at such closing. If, however, Seller fails to cure to completion to Buyer’s reasonable satisfaction within one hundred eighty (180) days of the initial Close of Escrow, then the Holdback shall be released to Buyer and the parties shall have no further obligation to each other with respect to the Affected Facilities. The Holdback shall be an amount equal to (aa) the Affected Facility’s(ies’) trailing twelve (12) month EBITDAR divided by (bb) 0.95. As used herein, “EBITDAR” shall mean earnings before interest, taxes, depreciation and amortization, calculated on an accrual basis, and exclusive of any “one-time” or other non-continuing revenue credit or expense deduction.

(l) Insurance. On or prior to the Close of Escrow, and as a condition precedent to Buyer’s obligation to proceed to the Close of Escrow, Seller shall have delivered to Buyer, and Buyer shall have approved in its commercially reasonable discretion either of the following: (i) the terms of two year tail coverage insurance policies for Seller’s professional and general liability insurance coverage, with fresh coverage limits and deductibles reasonably acceptable to Buyer and naming Buyer and Buyer’s permitted assignees and designees (and such other entities as Buyer may reasonably request) as additional insureds, which Seller shall purchase at Seller’s sole cost and expense to be effective as of the Closing Date (“Seller’s Commercial Tail Coverage”), or (ii) continued insurance coverage under Seller’s existing (as of the Effective Date) professional and general liability insurance coverage plan for a period of not less than two (2) years, including the same coverage limits and deductibles and other provisions reasonably acceptable to Buyer and naming Buyer and Buyer’s permitted assignees and designees (and such other entities as Buyer may reasonably request) as additional insureds (“Seller’s Captive Tail Coverage”). If Seller’s Commercial Tail Coverage is provided: (A) the insurer thereof must be reasonably acceptable to Buyer, and (B) concurrently with the Close of Escrow, Seller shall pay all premiums for Seller’s Commercial Tail Coverage and such coverage shall commence to be in full force and effect as of the Closing Date. If Seller’s Captive Tail Coverage is provided: (1) Seller shall provide to Buyer, effective as of the Closing Date, certificates of insurance meeting the requirements of this Section, (2) Seller shall make, when due, any and all payments for any premiums required to maintain

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Seller’s Captive Tail Coverage through the date that is two (2) years from the Closing Date, (3) Seller’s Captive Tail Coverage shall be in full force and effect through the date that is two (2) years from the Closing Date, and (4) Seller’s Captive Tail Coverage shall be in full force and effect, pursuant to the requirements set forth in this Section, as of the Closing Date. Notwithstanding anything in this Agreement to the contrary, Seller’s obligations pursuant to this Section 3(l) shall survive the Close of Escrow for a period of two (2) years from the Closing Date.

(m) Committee Approval. On or prior to the Due Diligence Expiration Date, the investment committee of Buyer’s ultimate parent company, CareTrust REIT, Inc., shall have approved the consummation of the transactions that are the subject of this Agreement on the terms and conditions described herein and in the Master Lease.

(n) Indemnity Guaranty. At the Close of Escrow, Seller shall cause to be delivered to Buyer, an Indemnity Guaranty in the form attached hereto as Exhibit B (the “Indemnity Guaranty”), duly executed by the Linda Black-Kurek, an individual, and Liberty Nursing Centers Holding Company, Inc., an Ohio corporation (individually, a “Guarantor”; together, “Guarantors”).

(o) Successor Liability Agreement. Prior to the Close of Escrow, Seller shall have provided to Buyer a copy of the fully executed and delivered “Successor Liability Agreement” (as defined in the Operations Transfer Agreement).

3A. Seller Contingencies. Seller’s obligation to sell the Property shall be subject to its approval of each contingency set forth below (collectively, the “Seller Contingencies”) within the time periods indicated below. The Seller Contingencies are for the sole benefit of Seller. The satisfaction of each Seller Contingency is a condition precedent to the Close of Escrow. Seller may approve or disapprove any or all of the documents, materials, items and matters identified in this Section 3A in its sole and absolute discretion, except as otherwise specifically provided below. This Agreement may be terminated upon written notice by Seller: (i) as a result of Seller’s disapproval of any of the contingencies set forth in this Section 3A within the time periods provided for herein, or (ii) by reason of the failure of any condition precedent in favor of Seller as set forth in this Agreement and, following any such termination, the Deposit shall be returned by Escrow Holder to Buyer (unless such failure is caused due to the default of Buyer), and Seller shall deliver any written instructions required by Escrow Holder in connection therewith, and neither party shall have any further liability or obligations under this Agreement, except for those liabilities and obligations that expressly survive a termination of this Agreement.

(a) Agency Debt. Prior to the Close of Escrow, Seller shall receive from each of the Agency Lenders from which consent is required pursuant to the terms of the Agency Debt Documents, written approval for the assignment of the Assumption Debt to Buyer or its assignee or designee, which approval shall not include any conditions not usually and customarily included therein. Notwithstanding anything in this Agreement to the contrary, the Seller Contingency described in this clause (a) must occur prior to the Close of Escrow but is not tied to any specific date and, therefore, other than the outside closing date referred to in Section 4(b) (i.e. December 31, 2015), Seller may not terminate this Agreement for failure of the contingency described in this clause (a) to occur on or before a certain date.

(b) Documents to be Provided by Escrow Holder. At least two (2) business days prior to the scheduled Close of Escrow, but no more than seven (7) business days prior to the scheduled Close of Escrow, Escrow Holder shall prepare and deliver to Buyer and Seller the Closing Statement as of the Close of Escrow. Seller’s written approval of the Closing Statement, which may not be unreasonably withheld, conditioned, or delayed, shall be a condition precedent to the Close of Escrow. Notwithstanding anything in this Agreement to the contrary, the Seller Contingency described in this clause (b) must occur prior to the Close of Escrow but is not tied to any specific date and, therefore, other than the outside closing date referred to in Section 4(b) (i.e. December 31, 2015), Seller may not terminate this Agreement for failure of the contingency described in this clause (b) to occur on or before a certain date.

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(c) Date Down of Representations; No Breach of Covenants. All of the representations and warranties of Buyer pursuant to Section 8 below shall be true and correct in all material respects as of the Close of Escrow and, prior to the Close of Escrow, there shall be no material breach of Buyer’s covenants or obligations under this Agreement.

(d) Operations Transfer Agreement. Prior to the Due Diligence Expiration Date, Seller and New Operator shall have entered into the Operations Transfer Agreement.

3B. Seller Contingencies. Fremont Lease and Mansfield Lease. If either or both Lease Estoppels and Consents are not delivered to Seller at least five (5) business days prior to the Closing, or if either or both do not meet the requirements of Section 3(h) of this agreement (other than the requirement for a fifteen (15) year extension, which is not a condition to proceed to Closing), then Seller shall proceed as set forth in Section 3(h) of this Agreement, namely, that (A) Seller shall proceed to Closing with respect to the remaining Facilities (postponing the Closing for Fremont Facility and/or Mansfield Facility as more particularly provided herein) with a Purchase Price reduction of Two Million Dollars ($2,000,000) for each of Fremont Facility and/or Mansfield Facility excluded from such Closing, and (B) Seller shall continue in good faith to satisfy all such contingencies. In the event Seller thereafter obtains the requisite Lease Estoppels and Consents for either or both previously excluded Leasehold Facilities within one hundred eighty (180) days after the Close of Escrow, then (1) within five (5) business days of Buyer’s receipt of such Lease Estoppel and Consent, New Operator shall submit the requisite applications to obtain the Operator Approvals and Mansfield MTPA, as applicable, and (2) provided such Lease Estoppel and Consent does not disclose any facts objectionable to Buyer in its reasonable discretion, closing for such Leasehold Facility(ies) will occur, subject to the satisfaction of any applicable conditions precedent in favor of Buyer, on the first day of the month following New Operator’s receipt of the MTPA, if applicable, and further provided that the New Operator shall not have received any indication from the State of Ohio that the Operator Approvals will not be received or will not be dated as of the Closing, and Closing shall occur on substantially the same terms and provisions set forth for the Closing otherwise set forth herein, but with a Purchase Price of Two Million Dollars ($2,000,000) per Leasehold Facility then closing. If Seller fails to obtain the foregoing Lease Estoppel(s) and Consent(s) within such one hundred eighty (180) day period, then neither party shall have any further obligation to the other with respect to the unacquired Leasehold Facility(ies). Buyer and Seller hereby agree and acknowledge that the Seller’s rights and obligations as tenant pursuant to both the Fremont Lease and the Mansfield Lease are to be assigned by Seller to New Operator and that Buyer shall have no obligations with respect to the Fremont Lease or the Mansfield Lease but that all such obligations, following the assignment thereof, shall be obligations of New Operator to Seller, Fremont Landlord, and Mansfield Landlord, as applicable.

4. Escrow.

(a) Escrow Holder; Escrow Instructions. Within two (2) business days of mutual execution of this Agreement by Buyer and Seller, an escrow for the purchase and sale of the Property (the “Escrow”) shall be established with Commonwealth Land Title/Lawyers Title, at its offices at 4100 Newport Place, Suite 120, Newport Beach, California 92660, Attention: Kip Ralston/Debi Calmelat (the “Escrow Holder”). This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Holder by written agreement, shall constitute the escrow instructions to the Escrow Holder.

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(b) Opening and Close of Escrow. The Escrow shall be deemed open (the “Opening of Escrow”) as of the date of this Agreement. Escrow shall close on the later of (i) September 30, 2015, or (ii) the last business day of the calendar month in which all conditions precedent to Closing have been obtained and/or satisfied or expressly waived in writing by the party in whose favor said condition(s) precedent run (the “Close of Escrow” or “Closing”). The Close of Escrow shall be deemed to be effective and the transfer of the Property shall be deemed to have occurred as of 12:01 a.m. local time on the first day of the calendar month immediately following the Close of Escrow. In the event the Close of Escrow has not occurred on or prior to December 31, 2015, then this Agreement shall terminate and the provisions of Section 2(b)(iv) shall apply.

(c) Seller Deposits into Escrow. As a condition precedent to the Close of Escrow in favor of Buyer, Seller shall deliver or cause to be delivered to Escrow Holder in a timely manner to permit the closing of the transaction contemplated hereby by the Close of Escrow the following:

(i) a duly executed and acknowledged special or limited warranty deed for each Facility (other than the Mansfield Facility and the Fremont Facility) in the customary form for the Counties (as defined below), subject to the Permitted Exceptions, which shall be set forth on a schedule attached thereto (the “Deeds”);

(ii) subject to Section 3(h), original executed counterparts to an assignment and assumption of the Mansfield Lease in form and substance reasonably acceptable to Buyer (the “Mansfield Lease Assignment”) assigning Seller’s leasehold interest in the Mansfield Lease to Buyer;

(iii) subject to Section 3(h), original executed counterparts to an assignment and assumption of the Fremont Lease in form and substance reasonably acceptable to Buyer (the “Fremont Lease Assignment”) assigning Seller’s leasehold interest in the Fremont Lease to Buyer;

(iv) original executed and acknowledged Seller and Agency Lender counterparts to all documentation required by the Agency Lenders with respect to the assumption of the Assumption Debt and assignment of the Mansfield Lease, together with such documentation that New Operator may be required to deliver to the Agency Lenders in connection with the same, if then applicable;

(v) original executed Seller and Agency Lender counterparts to all instruments necessary to effectuate the assignment of all applicable HUD Escrows pursuant to the terms of this Agreement;

(vi) payoff letters from the holders or claimants of, or with respect to, any encumbrance or monetary lien affecting the Property that is not a Permitted Exception, including, without limitation, in connection with the payoff of the Paid Debt;

(vii) any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the recordation of the Deeds by any state, city, or county agency having jurisdiction over the Property or the transactions contemplated hereby;

(viii) a fully executed original of the Indemnity Guaranty executed by all Guarantors;

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(ix) a duly executed counterpart of the Closing Statement; and

(x) any other executed or other documents reasonably required by the Title Company to consummate this transaction.

(d) Buyer Deposits into Escrow. As a condition precedent to the Close of Escrow in favor of Seller, Buyer shall deliver or cause to be delivered to Escrow Holder in a timely manner to permit the closing of the transaction contemplated hereby by the Close of Escrow the following:

(i) a sum equal to the Purchase Price less any credits against the Purchase Price provided for herein (including, without limitation, the Deposit and the amount of the principal balance of the Assumption Debt assumed by Buyer as of the Close of Escrow), plus any other sums required for costs to be paid by Buyer pursuant to the terms of this Agreement;

(ii) subject to Section 3(h), original executed counterparts to the Mansfield Lease Assignment;

(iii) subject to Section 3(h), original executed counterparts to the Fremont Lease Assignment;

(iv) original executed counterparts to all documentation required by the Agency Lenders with respect to the assumption of the Assumption Debt and assignment of the Mansfield Lease, if then applicable, together with such documentation that New Operator may be required to deliver to the Agency Lenders in connection with the same;

(v) original executed counterparts to all instruments necessary to effectuate the assignment of all applicable HUD Escrows pursuant to the terms of this Agreement;

(vi) any and all transfer declarations or disclosure documents in form and substance reasonably acceptable to Buyer, duly executed by the appropriate parties, required in connection with the recordation of the Deeds by any state, city, or county agency having jurisdiction over the Property or the transactions contemplated hereby;

(vii) a duly executed counterpart of the Closing Statement; and

(viii) any executed or other documents reasonably required by the Title Company to consummate this transaction.

(e) Seller Deliverables to Buyer or New Operator. As a condition precedent to the Close of Escrow in favor of Buyer, Seller shall (and, as applicable, shall cause Current Operator to) deliver or cause to be delivered to Buyer or New Operator, as applicable, prior to the Close of Escrow the following:

(i) a duly executed bill of sale for the Seller Personal Property in the form of Exhibit 4(e)(i)(A) attached hereto for each Facility and, as applicable, a duly executed bill of sale for the Current Operator Personal Property in the form of Exhibit 4(e)(i)(B) attached hereto for each Facility; provided, however, Seller shall not have any obligation to deliver the Personal Property to any location other than the Facilities, it being understood and agreed that the presence of the Personal Property at the Facilities at Closing shall constitute delivery thereof.

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(ii) a non-foreign affidavit in the form attached hereto as Exhibit 4(e)(ii) for each Seller;

(iii) evidence reasonably satisfactory to Buyer of the termination of the Existing Leases;

(iv) a duly executed certificate in the form attached hereto as Exhibit 4(e)(iv) confirming that all of Seller’s representations and warranties made in this Agreement are true and correct in all material respects as of the Close of Escrow;

(v) a duly executed bill of sale for the Operator Property in the form agreed upon by Seller (and, as applicable, Current Operator) and New Operator; and

(vi) any other executed or other documents reasonably required by Buyer to consummate this transaction.

(f) Buyer Deliverables to Seller. As a condition precedent to the Close of Escrow in favor of Seller, Buyer shall deliver or cause to be delivered to Seller, prior to the Close of Escrow the following:

(i) a duly executed certificate in the form attached hereto as Exhibit 4(e)(iv) confirming that all of Buyer’s representations and warranties made in this Agreement are true and correct in all material respects as of the Close of Escrow;

(ii) any other executed or other documents reasonably required by Seller to consummate this transaction.

(g) Concurrent Assignment. Effective concurrently with the Close of Escrow, Seller hereby grants, conveys, assigns and transfers to Buyer, to the extent transferrable or assignable under applicable law, all of Seller’s right, title and interest in and to all (i) Warranties, (ii) those Licenses that an operator of a Facility would not be required to maintain in its own name but which may be held by the owner of the Land separate and apart from those Licenses required to be maintained in the name of the operator of a Facility under applicable law (collectively, the “Owner Licenses”), (iii) Plans and Reports, (iv) all deposits held by any utility or other service provider with respect to the Property (with Seller to receive credit on the Closing Statement for any verified cash deposits transferred to Buyer), and (v) all security deposits of residents at the Facilities (the parties cooperating to effectuate the transfer of such deposits). Buyer and Seller intend that this assignment shall vest in Buyer full ownership of the assets or rights described above, and that no other document of transfer or assignment shall be required by the parties hereto or any other person to achieve or evidence the same. However, if any additional document or action reasonably is required of Seller to vest in Buyer or its successors, nominees and assigns title to the assets or rights described above, or the Operator Property, or to evidence Buyer’s or its successors’, nominees’ and assigns’ ownership of the assets or rights described above, Seller agrees that it will, upon written request therefor, execute and deliver to Buyer or its successors, nominees and assigns any such document and take such further action.

(h) Interpleader. The parties hereto expressly agree that if the parties give the Escrow Holder contradictory instructions, the Escrow Holder shall have the right at its election to file an action in interpleader requiring the parties to answer and litigate their several claims and rights among themselves and the Escrow Holder is authorized to deposit with the clerk of the court all documents and funds held in this Escrow. If such action is filed, the parties agree to pay Escrow Holder’s cancellation charges and costs, expenses and reasonable attorneys’ fees which Escrow Holder is required to expend or

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incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court. Upon the filing of such an action, Escrow Holder shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of the Escrow.

(i) U.S. Treasury Regulations. The purchase and sale of the Property is the sale of “reportable real estate” within the meaning of U.S. Treasury Regulations Section 1.6045-4 (the “Regulation”). Escrow Holder is the “real estate reporting person” within the meaning of the Regulation and shall make all reports to the federal government as required by the Regulation.

5. Closing Costs.

(a) Seller Costs. Seller shall pay (i) one-half (1/2) of any documentary transfer tax, revenue tax or excise tax (and any surtax thereon) due in connection with the consummation of this transaction; (ii) Seller’s legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments and documents required to be delivered, or to cause to be delivered, by Seller hereunder, including the cost of Seller’s performance of its obligations hereunder; and (iii) fifty percent (50%) of all escrow fees of the Escrow Holder and the fees for recording the Deeds.

(b) Buyer Costs. Buyer shall pay (i) one-half (1/2) of any documentary transfer tax, revenue tax or excise tax (and any surtax thereon) due in connection with the consummation of this transaction ; (ii) all costs incurred by Buyer in connection with its investigation of the Property, including the cost of the Surveys, site inspections or environmental audits; (iii) Buyer’s legal, accounting and other professional fees and expenses and the cost of all certificates, instruments and documents required to be delivered by Buyer hereunder, including the cost of Buyer’s performance of its obligations hereunder; and (iv) fifty percent (50%) of all escrow fees of the Escrow Holder and the fees for recording the Deeds.

(c) Debt. Except as otherwise provided in Section 5(a) above, Buyer shall pay all costs (including, without limitation, any lender legal fees, review, transfer and/or assumption fee payable to the Agency Lenders) associated with the assumption of the Assumption Debt or Existing Mansfield Lender’s consent to assignment of the Mansfield Lease. Buyer shall also pay all Prepay Fees payable in connection with the prepayment of the Paid Debt, subject to the provisions and limitations set forth in Section 3(d) above; provided, however, Seller shall be solely responsible for all fees and penalties otherwise payable in connection with the Paid Debt that are not prepayment fees or premiums.

(d) Cost of the Title Policies. Buyer shall pay the cost of the Title Policies, with aggregate liability in the amount of the Purchase Price, plus the cost of endorsements to the Title Policies requested by Buyer; provided, however, Seller shall pay the cost of all Disapproved Title Matter Endorsements that it has committed to satisfying pursuant to Section 3(a)(iv) above.

(e) Other Costs. Any other costs of the Escrow or of closing pertaining to this transaction not otherwise expressly allocated among Buyer and Seller under this Agreement shall be apportioned in the manner customary in the county in which the applicable Facility is located.

(f) Cancellation of Escrow. Notwithstanding the provisions of this Section 5, if the Escrow fails to close for any reason (other than the breach of this Agreement by one or both of the parties), the costs incurred through the Escrow shall be borne equally by Buyer and Seller; provided, however, that the cost of the PTR shall be borne by Buyer. Otherwise, the party who breached this Agreement first shall bear all the costs of the Escrow, including the cost of the PTR.

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6. Prorations and Adjustments.

(a) Operating Expenses; Taxes. As the Master Lease is a triple net lease and the New Operator is entitled thereunder to all revenue of the Facilities and is liable for all expenses of the Facilities from and after the Close of Escrow, including the payment of real property taxes, there shall be no credits or prorations at the Close of Escrow between Buyer and Seller with respect to the revenues or costs associated with owning or operating the Facilities. As applicable, all such credits and prorations shall be made between Seller and New Operator under terms outside of this Agreement, including, without limitation, in the Operations Transfer Agreement; provided, however, that any credits that are due at Closing from Seller pursuant to the prorations or other provisions of the Operations Transfer Agreement, shall be funded out of Escrow to New Operator from Seller’s proceeds at Closing. With respect to the Fremont Lease and the Mansfield Lease, because Buyer will not be a party to either such lease following the assignment thereof to New Operator, there shall be no prorations as between Buyer and Seller with respect thereto.

(b) Assumption Debt. All principal and interest payments under the Assumption Debt, together with any other required payments under the Agency Debt Documents for the Assumption Debt shall be prorated as of the Close of Escrow. All required payments under the Assumption Debt Documents that relate to a period prior to the Close of Escrow and that have not been paid as of the Close of Escrow shall be credited against the Purchase Price and all such payments that relate to a period after the Close of Escrow and that have been prepaid by Seller as of the Close of Escrow shall be credited to the account of Seller.

7. Title.

(a) Conveyance. Title to the fee simple interest in the Land (other than the Mansfield Land and the Fremont Land) and the Improvements (other than the Improvements located on the Mansfield Land and the Fremont Land) shall be conveyed to Buyer by the Deeds at the Close of Escrow. Title to Seller’s leasehold interests under the Mansfield Lease and the Fremont Lease shall, and the Improvements located on the Mansfield Land and the Fremont Land shall, be conveyed to New Operator by the Mansfield Lease Assignment and the Fremont Lease Assignment at the Close of Escrow or thereafter pursuant to Section 3(h).

(b) Title Policies. The title to be conveyed to Buyer shall be insured by an ALTA Extended Coverage Owner’s Policy of Title Insurance (Form 2006) with respect to each Facility other than the Mansfield Facility and the Fremont Facility, which will be insured by an ALTA Extended Coverage Leasehold Policy of Title Insurance (Form 2006), with liability in the aggregate amount of the Purchase Price, dated no earlier than the date of the Close of Escrow, issued by the Title Company, insuring that title to the fee interest (or leasehold interest, as applicable) in the Property is vested in Buyer, subject only to nondelinquent real estate taxes and assessments and the Permitted Exceptions (the “Title Policies”). The Title Policy shall include the endorsements required by Buyer and shall exclude any stipulation for arbitration. Seller shall execute an affidavit and/or certified resolutions on the Title Company’s standard form so that the Title Company can delete or modify the standard printed exceptions as to Seller’s constituent documents, parties in possession, and unrecorded liens to the extent such liens may be removed by affidavit.

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8. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the following matters are true and correct as of the execution of this Agreement and also will be true and correct as of the Close of Escrow:

(a) Organization. Buyer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business in the State of Ohio and is not insolvent.

(b) Authority; Enforceability; Conflict. This Agreement and all the documents to be executed and delivered by Buyer to Seller or Escrow pursuant to the terms of this Agreement (i) have been or will be duly authorized, executed and delivered by Buyer; (ii) are or will be legal and binding obligations of Buyer as of the date of their respective executions; (iii) are or will be enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally); and (iv) do not, and will not at the Close of Escrow, violate any provision of any agreement to which Buyer is a party, any of Buyer’s organizational documents or any existing obligation of or restriction on Buyer under any order, judgment or decree of any state or federal court or governmental authority binding on Buyer.

(c) Litigation. To Buyer’s Knowledge, there are no material actions, suits or proceedings pending or threatened before or by any governmental authority or other person, against or affecting Buyer or any of its affiliates affecting Buyer’s (or its successor’s or assign’s) right to enter into this Agreement or that could materially impair or adversely affect Buyer’s (or its successor’s or assign’s) ability to perform its obligations hereunder.

(d) Third Party Consents. Buyer has, or will have at the time requisite for its performance, the full right and authority to consummate the transactions contemplated by this Agreement pursuant to the terms and conditions contained herein and no consents from third parties other than: (i) any consents required by any governmental or quasi-governmental authority in connection with Buyer’s acquisition of the Facilities and the assignment to Buyer of the Owner Licenses, (ii) the Agency Lenders, and (iii) the Mansfield Landlord and the Fremont Landlord are required in connection therewith.

(e) Knowledge. As used in this Agreement, the terms “to Buyer’s Knowledge”, “to the Knowledge of Buyer”, “known to Buyer” or any similar phrase, shall mean the knowledge of Greg Stapley; provided, however, Greg Stapley shall not be personally liable for the breach of any representation, warranty or covenant wherein the phrases “to Buyer’s Knowledge”, “to the Knowledge of Buyer” or the like are used. Buyer hereby represents and warrants that the foregoing individuals are the representatives of Buyer most likely to have actual knowledge of the accuracy of the representations and warranties contained in this Section 8.

(f) Survival. No representation or warranty made by Buyer in this Agreement shall merge into any instrument of conveyance delivered at the Close of Escrow but shall survive the Close of Escrow for a period of one (1) year, with the exception of the representations and warranties made in Sections 8(a) and 8(b) above, which shall survive the Close of Escrow for a period of two (2) years (as applicable, the “Buyer Rep Survival Termination Date”); provided, however, that if Seller notifies Buyer, on or before the sixtieth (60th) day following the Buyer Rep Survival Termination Date, of any alleged breach of a representation or warranty occurring prior to the Buyer Rep Survival Termination Date (a “Notice of Breach of Buyer Rep”), and Seller thereafter files a lawsuit in connection therewith against Buyer within thirty (30) days following the furnishing of said Notice of Breach of Buyer Rep, then the applicable Buyer Rep Survival Termination Date shall be extended with respect to said representation and warranty until the date on which a final judgment is obtained in said lawsuit, beyond any possibility of appeal.

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9. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer, jointly and severally, that the following matters are true and correct as of the execution of this Agreement and also will be true and correct as of the Close of Escrow:

(a) Organization. Each Seller is a corporation, limited partnership or limited liability company, as applicable, duly formed, validly existing and in good standing under the laws of the State of Ohio and is not insolvent.

(b) Authority; Enforceability; Conflict. This Agreement and all the documents and items to be executed and delivered by each Seller to Buyer or Escrow pursuant to the terms of this Agreement (i) have been or will be duly authorized, executed and delivered by such Seller; (ii) are or will be legal and binding obligations of such Seller as of the date of their respective executions; (iii) are or will be enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally); (iv) except as set forth on Schedule 4, will not, at the Close of Escrow, violate any provision of any agreement to which such Seller is a party, any of such Seller’s organizational documents or any existing obligation of or restriction on such Seller under any order, judgment or decree of any state or federal court or governmental authority binding on such Seller; and (v) will be sufficient to convey title (if they purport to do so).

(c) Compliance. Except as set forth on Schedule 4: to Seller’s Knowledge, the use and operation of each Facility is in all material respects in compliance with all applicable Laws (as defined below), including all applicable building codes, environmental, zoning, subdivision, and land use Laws; Seller has received no notice from any private party or governmental authority advising Seller of, or alleging a violation of, any Law in connection with the ownership or operation of any Facility; and there are no legal proceedings or actions of any kind (including without limitation, any environmental, zoning or other land-use regulation proceeding), either instituted or, to Seller’s Knowledge, planned to be instituted, which would affect any Facility or Seller’s interest therein in any material respect. To Seller’s Knowledge, there are no taxes or assessments affecting any Facility other than as set forth in the PTR. As used in this Agreement, “Laws” shall mean all applicable laws, moratoria, initiative, referenda, ordinances, rules, regulations, codes, standards and orders promulgated by any federal, state or local governmental body or by any quasi-governmental body having authority over Seller any Facility or the operations thereof.

(d) Accuracy of Information. To Seller’s Knowledge, the Property Documents delivered by Seller to Buyer are, to the extent applicable, true in all material respects and include complete copies of all material documents, Contracts, Warranties, schedules and items which are in full force and effect with respect to each Facility, all of which, if applicable, are without default or violation by any party and without any right of set-off, and there are no oral or written material agreements or understandings to which Seller or any of its affiliates are a party or are bound relating to the Facilities or their operation or use other than as delivered or disclosed in writing to Buyer.

(e) Litigation; Condemnation. Except as set forth on Schedule 4, there are no (i) material actions, suits or proceedings pending or, to Seller’s Knowledge, threatened before or by any governmental authority or other person, against or affecting Seller, any of its affiliates or any Facility or (ii) existing, or to Seller’s Knowledge, proposed or threatened eminent domain or similar proceedings which would affect the Land or Improvements in any manner whatsoever.

(f) Utilities. Seller has received no notice that any water, sewer, gas, electric, telephone, or drainage facilities or any other utilities required by Law for the present use and operation of each Facility are inadequate to service the applicable Facility or are not in good operating condition.

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(g) Title. Each Seller is the sole owner of the applicable Facility (other than the Mansfield Facility and the Fremont Facility) and has good, valid and marketable title to such Facility free and clear of all liens, encumbrances, rights, reservations, easements and other exceptions other than those exceptions to title which appear of record. Without limiting the foregoing, to Seller’s Knowledge there are no federal, state or local tax liens encumbering such Seller’s interest in such Facility other than non-delinquent real estate taxes and assessments which may be shown on the PTR.

(h) CC&R’s. To Seller’s Knowledge, there are no material violations of any covenants, conditions or restrictions applicable to any Facility, and Seller has received no notice or complaint with respect to any violation of any covenants, conditions or restrictions applicable to any Facility.

(i) Hazardous Materials.

(i) (A) Seller does not now use any Facility nor permit any Facility to be used in a manner which violates any federal, state or local law, regulation or ordinance or any judicial decisions, rules, regulations or publications promulgated thereunder regarding the environment or materials which are or could be hazardous to persons or property (collectively “Environmental Enactments”), nor, to Seller’s Knowledge, has Seller ever done so in the past; (B) Seller, to Seller’s Knowledge, has not used any Facility or allowed any Facility to be used (and does not now use or, to Seller’s Knowledge, allow to be used any Facility) in a way which would require notice or reporting to a governmental agency of such use under any Environmental Enactment; (C) Seller has no Knowledge of any violation of any Environmental Enactment on any Facility prior to its ownership thereof; and (D) Seller has no Knowledge of any discharge, seepage or release of Hazardous Materials (as defined below) onto any Facility from adjoining property. To Seller’s Knowledge, there is currently no asbestos, polychlorinated biphenyls, radon, urea or formaldehyde contained in or stored on or under any Facility; and there are no storage tanks containing or previously containing Hazardous Materials located in or under any Facility. To Seller’s Knowledge, there are no Hazardous Materials on or under any Facility in violation of any Environmental Enactments.

(ii) As used herein, “Hazardous Materials” shall mean any flammable substances, explosives, radioactive materials, pollutants, contaminants, medical waste materials, petroleum, petroleum products, hazardous or toxic materials or any related materials or substances at, on or beneath any Facility, including but not limited to, substances defined as “extremely hazardous substances,” “hazardous substances,” “hazardous waste,” “hazardous materials,” “toxic substances,” “infectious waste” or “medical waste” in any Environmental Enactment or in the regulations adopted and publications promulgated pursuant to said Environmental Enactments. As used herein, “a violation of an Environmental Enactment” or words of similar import shall mean the existence, use, storage, discharge, treatment, release, transportation or disposition of, whether temporarily or permanently, any Hazardous Materials at, on or under the Property other than in compliance with the requirements of all applicable Environmental Enactments.

(j) Mold. Except as disclosed on Schedule 4 attached hereto, to Seller’s Knowledge, no Facility is damaged, impacted or otherwise affected by or subject to the growth or existence of surficial or airborne microbial constituents, regardless of genus, species, or whether commonly referred to as mildew, mold, mold spores, fungi, bacteria or similar description, in such condition, location or quantity as would, individually or in the aggregate, have any material adverse effect on (i) human health or the environment; (ii) the value or condition of such Facility; or (iii) the use of such Facility for its current or intended use.

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(k) Third Party Consents. Seller has the full right and authority to consummate the transactions contemplated by this Agreement pursuant to the terms and conditions contained herein and no consents from third parties other than the Agency Lenders, the Mansfield Landlord and the Fremont Landlord are required in connection therewith; provided, however, that certain Contracts, Warranties, Owner Licenses, and the Plans and Reports may also require third party consents in order to be assigned from Seller to Buyer.

(l) Licensure. Seller or Current Operator, as applicable, currently holds all consents, approvals, licenses and other permissions required to use and operate each Facility for its current and intended use under all Laws. Either a certificate of need or similar certificate required to operate the Facilities for their intended use is in full force and effect (and the transactions contemplated herein will in any way jeopardize or threaten the validity of any such certificate), or no such certificate is so required. Except as disclosed on Schedule 4 in connection with Section 9(c), no government agency or representative thereof has commenced or, to Seller’s Knowledge, is contemplating an investigation of whether, or considers that, the operation or use of any Facility for its current and intended use has failed or will fail to comply with any Law. There are no unsatisfied requests from any lender, insurance carrier, or government authority for repairs, restorations or alterations with regard to any Facility.

(m) Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the United States Internal Revenue Code of 1986. Neither Seller nor any of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person. As used herein, the term “Prohibited Person” shall mean any of the following: (A) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (B) a Person that is owned or controlled by, or acting for or on behalf of any Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a Person that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov-/offices/enforcement/ofac; (D) a Person that is otherwise the target of any economic sanctions program currently administered by OFAC; or (E) a Person that is affiliated with any Person identified in clauses (A), (B), (C) and/or (D). As used herein, the term “Person” means an individual or a corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity.

(n) Government Program Participation. Seller, Current Operator and, to Seller’s Knowledge, their respective employees (i) are not currently excluded, suspended, debarred or otherwise ineligible to participate in any “Federal health care program” as defined in 42 U.S.C. section 1320a-7b(f) or in any other government payment program; and (ii) are not bound to be excluded, suspended, debarred or otherwise declared ineligible to participate in any Federal health care program or other government payment program. Seller and Current Operator have not received any written notice of any federal, state or local government investigation, and Seller has no Knowledge of any circumstances that may result in Seller or Current Operator being excluded from participation in any Federal health care program or other government payment program. Seller will promptly notify Buyer in writing of any change in the status of the representations and warranties set forth in this Section 9(n). Current Operator’s most recent financial statements sets forth a true and correct list/schedule of the franchise permit fees that Current Operator owes to the Ohio Department of Medicaid as of the date of the financial statements.

(o) Debt. The Agency Debt Documents with respect to the Assumption Debt are in full force and effect and there are no amendments, modifications or supplements, whether written or verbal, except as provided or disclosed to Buyer in writing. To Seller’s Knowledge, all covenants and conditions under the Agency Debt Documents with respect to the Assumption Debt to be performed to

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date by Seller and Mansfield Landlord have been performed. As of the date hereof and to Seller’s Knowledge, Seller is not in any respect in default under the terms and provisions of the Agency Debt Documents, nor, to Seller’s Knowledge, is there now any fact, act, omission or condition which, with notice or lapse of time or both, will become such a default. The outstanding principal balances of the Notes evidencing the Debt are as set forth in Schedule 2 attached hereto. The Bank Debt Documents with respect to the Assumption Debt are in full force and effect and there are no amendments, modifications or supplements, whether written or verbal, except as provided or disclosed to Buyer in writing. To Seller’s Knowledge, all covenants and conditions under the Bank Debt Documents with respect to the Assumption Debt to be performed to date by Seller have been performed. As of the date hereof and to Seller’s Knowledge, Seller is not in any respect in default under the terms and provisions of the Bank Debt Documents, nor, to Seller’s Knowledge, is there now any fact, act, omission or condition which, with notice or lapse of time or both, will become such a default. The outstanding principal balances of the Notes evidencing the Debt are as set forth in Schedule 2 attached hereto.

(p) Leases. The Mansfield Lease and the Fremont Lease are in full force and effect and there are no amendments, modifications or supplements thereto, whether written or verbal, except as provided or disclosed to Buyer in writing. To Seller’s Knowledge, all covenants and conditions under the Mansfield Lease and the Fremont Lease to be performed to date by Seller, Mansfield Landlord and Fremont Landlord have been performed. As of the date hereof and to Seller’s Knowledge, Seller, Mansfield Landlord and Fremont Landlord are not in any respect in default under the terms and provisions of the Mansfield Lease or the Fremont Lease, nor, to Seller’s Knowledge, is there now any fact, act, omission or condition which, with notice or lapse of time or both, will become such a default.

(q) AS-IS. Buyer acknowledges and agrees that, except for those representations, warranties, covenants, and indemnities of Seller expressly set forth in this Agreement or any documents delivered in connection with the Closing (or implied by law with respect to the Deed), Seller does not make any representations or warranties whatsoever, whether express or implied or arising by operation of law, with respect to the Property. BUYER AGREES THAT THE PROPERTY IS BEING SOLD AND CONVEYED TO (AND ACCEPTED BY) BUYER AT THE CLOSING IN THE THEN EXISTING CONDITION OF THE PROPERTY, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER (INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY), WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, OTHER THAN THE REPRESENTATIONS, WARRANTIES, COVENANTS, AND INDEMNITIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY DOCUMENT DELIVERED IN CONNECTION WITH THE CLOSING (OR IMPLIED BY LAW WITH RESPECT TO THE DEED). BUYER, SUBJECT TO THE OCCURRENCE OF THE CLOSE OF ESCROW, HEREBY RELEASES SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, DAMAGES AND LIABILITIES, WHETHER ALLEGED UNDER ANY STATUTE, COMMON LAW OR OTHERWISE, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATED TO THE CONDITION OF THE PROPERTY, EXCLUDING, HOWEVER, ANY CLAIMS ARISING FROM THE BREACH OF ANY REPRESENTATIONS, WARRANTIES, COVENANTS, OR INDEMNITIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY DOCUMENTS DELIVERED IN CONNECTION WITH THE CLOSING (OR IMPLIED BY LAW WITH RESPECT TO THE DEED).

(r) Knowledge. As used in this Agreement, the terms “to Seller’s Knowledge”, “to the Knowledge of Seller”, “known to Seller” or any similar phrase, shall mean the knowledge of Linda Black-Kurek. Seller hereby represents and warrants that the foregoing individual is the representative of Seller most likely to have actual knowledge of the accuracy of the representations and warranties contained in this Section 9.

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(s) Survival. No representation or warranty made by Seller in this Agreement shall merge into any instrument of conveyance delivered at the Close of Escrow but shall survive the Close of Escrow for a period of one (1) year, with the exception of the representations and warranties made in Sections 9(a), 9(b), 9(g), and 9(m) above, which shall survive the Close of Escrow for a period of two (2) years (as applicable, the “Seller Rep Survival Termination Date”); provided, however, that if Buyer notifies Seller, on or before the sixtieth (60th) day following the Rep Survival Termination Date, of any alleged breach of a representation or warranty occurring prior to the Seller Rep Survival Termination Date (a “Notice of Breach of Seller Rep”), and Buyer thereafter files a lawsuit in connection therewith against Seller within thirty (30) days following the furnishing of said Notice of Breach of Seller Rep, then the applicable Seller Rep Survival Termination Date shall be extended with respect to said representation and warranty until the date on which a final judgment is obtained in said lawsuit, beyond any possibility of appeal. The effect of the representations and warranties made in this Agreement shall not be diminished or deemed to be waived by any inspections, tests or investigations made by Buyer or its agents. Moreover, the provisions of this Section 9 with respect to Hazardous Materials and Environmental Enactments are not intended as, nor shall the same be construed to be, a waiver or release by Buyer of any rights which Buyer may have after the Close of Escrow as to the Property or Seller under any Environmental Enactments.

10. Seller’s Covenants. Seller hereby covenants with Buyer as follows:

(a) Agency Debt; Bank Debt. During the period between Seller’s and Buyer’s execution of this Agreement and the Close of Escrow or termination of this Agreement, Seller shall perform all of its obligations under the Agency Debt Documents and shall not amend any of the Agency Debt Documents without Buyer’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed prior to the Due Diligence Expiration Date, and which consent may be withheld in Buyer’s sole and absolute discretion from and after the Due Diligence Expiration Date). Notwithstanding the foregoing, if any amendment to the Agency Debt Documents is required by law or by the Agency Lender (a “Required HUD Amendment”), Buyer’s prior written consent thereto shall not be required and the execution of such amendment shall not constitute a breach of this Agreement. For an amendment to the Agency Debt Documents to be deemed required by the Agency Lender, the Agency Lender must have the legal right to require Seller to execute such amendment whether or not Seller consents to the same. Seller shall notify Buyer in writing of any Required HUD Amendment and shall provide Buyer with a copy thereof within five (5) days of the mutual execution thereof. If Buyer receives a copy of a Required HUD Amendment, Buyer shall have ten (10) business days (and if necessary, the Close of Escrow shall be extended to provide for such ten (10) business day period) to elect, in its sole and absolute discretion, to terminate this Agreement by written notice to Seller, in which case, neither party shall have any further rights or obligations hereunder (other than those obligations which expressly survive the termination of this Agreement) and any money or documents in Escrow shall be returned to the party depositing the same, except that Buyer and Seller shall each be responsible for one-half of any title or Escrow cancellation fee. Notwithstanding the foregoing, Buyer may only elect to terminate this Agreement following its receipt of a Required HUD Amendment if, in Buyer’s commercially reasonable judgment, the same (x) affects the underlying economics of the Agency Debt, including, without limitation, the interest rate, the principal amortization, prepayment terms or maturity date, (y) imposes any new, or augments any existing, non-monetary obligations under the Agency Debt Documents and the same cannot be wholly assumed by New Operator under the Master Lease, or (z) materially and adversely affects the marketability, salability or value of the Property or any portion thereof. During the period between Seller’s and Buyer’s execution of this Agreement and the Close of Escrow or termination of this Agreement, Seller shall perform all of its obligations under the Bank Debt Documents and shall not amend any of the Bank Debt Documents without Buyer’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed prior to the Due Diligence Expiration Date, and which consent may be withheld in Buyer’s sole and absolute discretion from and after the Due Diligence

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Expiration Date); provided, however, that if the Close of Escrow or termination of this Agreement has not occurred at least three (3) months prior to the maturity date of all or a portion of the Bank Debt (the “Maturing Bank Debt”), then Buyer may amend or extend the Bank Debt Documents relating to the Maturing Bank Debt, or may enter into new financing arrangements with respect to the Maturing Bank Debt, upon prior written notice to, but without the prior written consent of, Buyer; provided further, however, that any such amendment or extension shall not include any requirement that the underlying loan require the payment of any pre-payment penalties or premiums in connection with the prepayment thereof.

(b) Mansfield and Fremont Leases. During the period between Seller’s and Buyer’s execution of this Agreement and the Close of Escrow or termination of this Agreement, Seller shall perform all of its obligations under the Mansfield Lease and the Fremont Lease and shall not amend the same without Buyer’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed prior to the Due Diligence Expiration Date, and which consent may be withheld in Buyer’s sole and absolute discretion from and after the Due Diligence Expiration Date).

(c) Contracts. During the period between Seller’s execution of this Agreement and the Close of Escrow or termination of this Agreement, Seller shall not, without the prior written consent of Buyer (which consent may not be unreasonably withheld, conditioned or delayed prior to the Due Diligence Expiration Date, and which consent may be withheld in Buyer’s sole and absolute discretion from and after the Due Diligence Expiration Date), enter into any Contract that will survive the Close of Escrow or will otherwise affect the use, operation or enjoyment of the Property after the Close of Escrow.

(d) Operation of Property. At all times prior to the Close of Escrow, Seller shall or shall cause Current Operator to (i) operate and manage the Facilities in the ordinary course of its business and consistent with Current Operator’s existing management policies and procedures; (ii) maintain the Facilities in good repair and working order, reasonable wear and tear excepted; and (iii) perform when due all of Seller’s obligations under any deed of trust, mortgage or other lien encumbering the Property, the Contracts, the Licenses and other agreements relating to the Facilities, all in accordance with applicable laws, ordinances, rules and regulations affecting the Facilities. Except as otherwise provided herein, Seller shall deliver the Facilities at the Close of Escrow in substantially the same condition as they were on the date hereof, reasonable wear and tear excepted. None of the Personal Property shall be removed from the Land or the Improvements, unless replaced by personal property of equal or greater utility and value.

(e) Records. Upon Buyer’s request, and upon reasonable notice by Buyer, for a period of one (1) year after the Close of Escrow, Seller shall make all of its records with respect to the Facilities available during normal business hours to Buyer for inspection and copying at Buyer’s expense by Buyer’s designated representatives.

(f) Post-Closing Audited Financials. Seller hereby agrees that if required by any Agency Lender, Seller shall (at its sole cost and expense) timely provide its audited financials for the calendar year in which the Close of Escrow occurs to Buyer and such Agency Lender, which audited financials shall conform to the then applicable requirements of HUD.

(g) Exclusivity. During the pendency of the Escrow and until the Escrow and this Agreement are terminated as provided herein, Seller shall not market (or permit to be marketed) the Property to any person other than Buyer. Without limiting the generality of the foregoing, during such period of time Seller shall not offer (or permit to be offered) the Property for sale, discuss the terms of any possible sale of the Property with any person, accept or discuss back-up offers or list the Property with any brokers. As used in the foregoing, a “sale” shall include any long term lease or joint venture or equity participating loan.

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(h) Review Right. During the period prior to the Close of Escrow, upon reasonable notice to Seller, Buyer shall have the right to review Seller’s records during normal business hours to verify any information provided by Seller to Buyer or to confirm Seller’s compliance with its representations, warranties and covenants as contained herein. Unless otherwise agreed by Seller in writing, such review shall not take place at the Facilities, and shall take place off-site.

(i) Survival. The liability of Seller for a breach of any covenant shall not be merged into any instrument of conveyance delivered at the Close of Escrow and shall survive the Close of Escrow for a period of one (1) year (the “Covenant Survival Termination Date”); provided, however, that if Buyer notifies Seller, on or before the sixtieth (60th) day following the Covenant Survival Termination Date, of any alleged breach of a covenant occurring prior to the Covenant Survival Termination Date (a “Notice of Breach of Covenant”), and Buyer thereafter files a lawsuit in connection therewith against Seller within ninety (90) days following the furnishing of said Notice of Breach of Covenant, then the applicable Covenant Survival Termination Date shall be extended with respect to said covenant until the date on which a final judgment is obtained in said lawsuit, beyond any possibility of appeal. The covenants and survival periods set forth herein shall not be deemed or construed as limiting, waiving or relinquishing any statutory or common law right or remedy, and the effect of the covenants made in this Agreement shall not be diminished or deemed to be satisfied by any inspections, tests or investigations made by Buyer or its agents.

10A. Buyer’s Covenants. Buyer hereby covenants with Seller as follows:

(a) TPA Application. Within forty-five (45) days after the Opening of Escrow, and subject to Seller’s cooperation obligations set forth in this Agreement, Buyer and New Operator shall promptly apply and shall diligently pursue to receive from each of the Agency Lenders from which consent is required pursuant to the terms of the Agency Debt Documents, written approval for the assumption of the Assumption Debt and the obtaining of the Mansfield MTPA (collectively, the “HUD Approvals”). For the avoidance of doubt, obtaining the Mansfield MTPA is a condition precedent to Buyer’s obligations with respect to the Mansfield Facility. Seller shall use its commercially reasonable efforts to cooperate, and to cause Current Operator to cooperate, with Buyer and New Operator in connection with the foregoing. Buyer shall provide Seller with regular updates of the status of the HUD Approvals process.

(b) Notice Regarding Representations. Buyer shall promptly advise Sellers in writing whenever Buyer obtains actual knowledge that any of Buyer’s representations and warranties set forth in this Agreement becomes materially untrue.

(c) Records. Upon Seller’s request, and upon reasonable notice by Seller, for a period of one (1) year after the Close of Escrow, Buyer shall make all records with respect to the Facilities for the period prior to the Close of Escrow available during normal business hours to Seller for inspection and copying by Seller’s designated representatives.

(d) Survival. The liability of Buyer for a breach of any covenant shall not be merged into any instrument of conveyance delivered at the Close of Escrow and shall survive the Close of Escrow for the Covenant Survival Termination Date; provided, however, that if Seller notifies Buyer, on or before the sixtieth (60th) day following the Covenant Survival Termination Date, of any Notice of Breach of Covenant, and Seller thereafter files a lawsuit in connection therewith against Buyer within ninety (90) days following the furnishing of said Notice of Breach of Covenant, then the applicable

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Covenant Survival Termination Date shall be extended with respect to said covenant until the date on which a final judgment is obtained in said lawsuit, beyond any possibility of appeal. The covenants and survival periods set forth herein shall not be deemed or construed as limiting, waiving or relinquishing any statutory or common law right or remedy.

11. Right to Enter Property. Commencing on the Opening of Escrow, and continuing thereafter until the Due Diligence Expiration Period, Buyer and its agents and contractors shall have the right, at Buyer’s sole cost and expense, to enter onto the Facilities at reasonable times and in a reasonable manner for the purpose of making the following tests and inspections: the Surveys; phase I environmental inspections; appraisals; and physical plant inspections (collectively, the “Permitted Inspections”). If the Permitted Inspections reveal one or more conditions that necessitate additional tests and inspections, then the parties shall mutually agree upon the frequency and timing of such additional tests and inspections, which agreement shall not be unreasonably withheld, delayed, or conditioned. All site visits will be scheduled with Ms. Black-Kurek (via email at lblackkurek@lbkhealthcare.com) with no less than forty-eight (48) hours prior notice. Seller shall at no cost to Seller assist Buyer in arranging such tests and inspections. Buyer shall not unreasonably disturb or annoy any Residents in the course of making such tests and inspections and/or interviews. After making such tests and inspections, Buyer shall restore the Facilities to their respective conditions prior to such tests and inspections. Buyer hereby agrees to indemnify, defend and hold harmless Seller from any loss, damage, costs or expenses (including, without limitation, attorneys’ fees) incurred by Seller by reason of any actual physical damage to the Facilities or injury to persons caused by Buyer or its agents or contractors in exercising its rights hereunder. Such indemnity shall in no event extend to any costs or damages with respect to any claims of diminution in the value of the Facilities. Such indemnity shall survive the Close of Escrow or earlier termination of this Agreement for a period of one (1) year. As a condition to the Close of Escrow (solely for the benefit of Buyer), Buyer and its agents and contractors shall have the right to enter (subject to the terms and provisions of this Section 0) onto the Facilities to determine that the condition of the Facilities, with respect to the contingencies set forth in Section 3, has not materially and adversely changed from the date of the approval of such contingencies. Neither Buyer nor any of Buyer’s agents and contractors shall contact any Facility or Facility employee without the prior written consent of Ms. Black-Kurek, which consent may not be unreasonably withheld, conditioned or delayed. Buyer and New Operator will have contact with each Facility’s administrator during the Permitted Inspections and visits permitted under this Section 11; provided, however, that neither Buyer nor New Operator shall disclose the transaction contemplated by this Agreement during such Permitted Inspections and visits.

12. Loss by Fire, Other Casualty or Condemnation. If prior to the Close of Escrow, the Facilities, or any material part thereof, are destroyed or damaged by fire or other casualty, or is subject to a taking by a public authority, then Buyer shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such damage or destruction or taking (and if necessary, the Close of Escrow shall be postponed to provide for such 15-day period) to do either of the following: (a) terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (other than those obligations that expressly survive the termination of this Agreement) and any money or documents in Escrow shall be returned to the party depositing the same, except that Buyer and Seller shall each be responsible for one-half of any title or Escrow cancellation fee; (b) accept the Property in its then condition and proceed to close this transaction with an abatement or reduction in the Purchase Price in the amount of the deductible for the applicable insurance coverage, if any, and to receive an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction or condemnation awards payable by reason of such taking; or (c) exclude the destroyed, damaged or condemned Facility(ies) from the definition of “Property” and proceed to close this transaction with respect to the remainder of the Property and the Purchase Price shall be reduced by an amount equal to the removed Facility’s trailing twelve (12) month EBITDAR divided by 0.95. If Buyer elects to proceed under clause (b) above, Seller shall not compromise, settle or adjust any claims to

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such proceeds or awards without Buyer’s prior written consent. For the purposes hereof, a “material” destruction, damage, or taking shall mean, with respect to any Facility, any destruction, damage, or taking the effect of which would be to require more than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) to repair or restore the Facility. If a destruction, damage, or taking is not “material”, then Buyer shall elect to proceed under clause (b) above, and Seller shall not compromise, settle or adjust any claims to such proceeds or awards without Buyer’s prior written consent. Seller agrees to give Buyer prompt notice of any taking, damage or destruction of the Property.

13. Indemnification. Subject to Sections 8(f), 9(s), 10(i), and 10A(d), Seller and Buyer hereby agree to indemnify and hold free and harmless the other (including such other party’s officers, directors, employees, advisors, accountants, attorneys, partners, shareholders and any other person having a direct or indirect ownership interest in such other party) from and against any losses, damages, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”)) resulting from any inaccuracy in or breach of any representation or warranty of the indemnifying party or any breach or default by such indemnifying party under any of such indemnifying party’s covenants or agreements contained in this Agreement. Seller’s indemnification obligations under this Agreement shall also include, without limitation, the costs of defense and any Losses incurred by Buyer (or its officers, directors, employees, advisors, accountants, attorneys, or shareholders) in connection with any claims brought against Buyer by any prior potential purchaser of the Property (or any portion thereof) for interference with contractual relations or any similar claim (a “Prior Party Claim”); provided, however, subject to the rights of or duties to any insurer or other third person having liability therefor, Seller shall have the right promptly after receipt of notice of a Prior Party Claim to, at Seller’s cost, assume the control of the defense, compromise or settlement of such claim, including, at Seller’s own expense, employment of counsel to jointly represent Seller and Buyer, which such counsel shall be reasonably acceptable to both Seller and Buyer. If Buyer desires to retain separate counsel to represent Buyer with respect to a Prior Party Claim, Buyer may do so at Buyer’s own expense. Seller shall deliver, or caused to be delivered, to Buyer through Escrow, at Close of Escrow, the Indemnity Guaranty, duly executed by the Guarantors. Pursuant to the terms and conditions set forth in the Indemnity Guaranty, the Guarantors shall guaranty the payment and performance by Seller of its indemnification obligations set forth in this Section 13. No party hereto shall have any liability under this Agreement for any punitive damages relating to the breach or alleged breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of liability of Seller and Current Operator pursuant to this Agreement and the Operations Transfer Agreement shall not exceed $17,500,000 (the “Indemnity Cap”); provided, however, that Buyer’s (or New Operator’s) recovery for losses with respect to the following claims (or types of claims) shall not be limited by, or subject to, the Indemnity Cap: (i) a breach by Seller or Current Operator under the Successor Liability Agreement, and (ii) Seller’s or Current Operator’s failure to comply with its obligations under Section 6.2.1 of the Operations Transfer Agreement. Similarly, notwithstanding anything in this Agreement to the contrary, the aggregate amount of liability of Buyer pursuant to this Agreement shall not exceed $17,500,000. Furthermore, following the Close of Escrow (but subject to the provisions of the following sentence), the sole and exclusive remedy of either party for any Losses resulting from any inaccuracy in or breach of any representation or warranty of the indemnifying party or any breach or default by such indemnifying party under any of such indemnifying party’s covenants or agreements contained in this Agreement shall be strictly limited to the indemnities contained in this Section 13, and, subject to the occurrence of the Close of Escrow, each party hereby waives, releases and agrees not to assert any other claim, whether arising by statute, common law or otherwise, in connection therewith. Notwithstanding the foregoing, either Buyer or Seller may, without reference to or otherwise being bound by the provisions of the immediately preceding sentence, (a) bring an action for intentional fraud against the other; and/or (b) seek any equitable remedies to which it may be entitled under this Agreement.

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14. Broker’s Commission. Buyer and Seller each represent to the other that, except with respect to the services of CBRE, Inc. engaged by Seller (for which Seller shall be responsible to pay), they have not entered into any agreement or incurred any obligation which might result in the obligation to pay a sales or brokerage commission or finder’s fee with respect to this transaction. Buyer and Seller each agree to indemnify, defend and hold harmless the other from and against any and all losses, claims, damages, costs or expenses (including attorneys’ fees) which the other may incur as a result of any claim made by any person to a right to a sales or brokerage commission or finder’s fee in connection with this transaction to the extent such claim is based, or purportedly based, on the acts or omissions of Seller or Buyer, as the case may be. The obligations of Buyer and Seller under this Section 14 shall survive the Close of Escrow.

15. Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and sent by (a) confirmed facsimile transmission, (b) registered or certified mail, postage prepaid, return receipt requested, (c) delivered by hand or (d) reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 15. Any Notice sent via method (a) shall be deemed delivered upon receipt by sender of a confirmation of transmission, provided such Notice was transmitted on or prior to 6:00 PM sender’s local time and a copy is concurrently (or as soon thereafter as possible) sent by another method provided herein. Any notice delivered by method (b), (c) or (d) shall be deemed to have been received on the date of delivery if delivered on or prior to 6:00 PM recipient’s local time on a business day (otherwise on the next business day), in each case addressed to the parties as follows:

To Seller:	To Buyer:

c/o Liberty Health Care Corporation 7445 Liberty Woods Lane Dayton, OH 45459 Attn: Linda Black-Kurek, President Fax No. (937) 296-1540	CTR Partnership, L.P. c/o CareTrust REIT, Inc. 905 Calle Amanecer, Suite 300 San Clemente, CA 92673 Attn: Gregory K. Stapley, CEO Fax No. (949) 719-1212

with a copy to:	with a copy to:

Rolf Goffman Martin Lang LLP 30100 Chagrin Boulevard, Suite 350 Pepper Pike, Ohio 44124 Attn: Paul A. Lang, Esq. Fax No. (216) 682-2135	Sherry Meyerhoff Hanson & Crance LLP 610 Newport Center Drive, Suite 1200 Newport Beach, California 92660 Attn: James B. Callister, Esq. Fax No.: (949) 719-1212

To Escrow Holder and Title Agent:

Commonwealth Land Title/Lawyers Title 4100 Newport Place, Suite 120 Newport Beach, California 92660 Attn: Kip Ralston and Debi Calmelat

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16. Miscellaneous Provisions.

(a) Incorporation of Prior Agreements. This Agreement contains the entire understanding of Buyer and Seller with respect to the subject matter hereof, and no prior or contemporaneous written or oral agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing, expressly stating that such agreement is an amendment of this Agreement, signed by the parties to this Agreement or their respective successors in interest.

(b) Buyer’s Right to Assign. Except as otherwise set forth herein, neither party shall have the right to assign its rights under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, following delivery of written notice to Seller, Buyer may, at least three (3) days prior to the Close of Escrow, assign all or any of its right, title and interest under this Agreement to CareTrust REIT, Inc., a Maryland Corporation (“CareTrust”) or to any corporate or partnership entity affiliated with, or related to, CareTrust (any such entity, an “Affiliate”), or to any corporate or partnership entity in which CareTrust or an Affiliate is a partner, co-venturer, shareholder or member No such assignee shall accrue any obligations or liabilities hereunder until the effective date of such assignment. In the event of an assignment of this Agreement by Buyer, its assignee shall be deemed to be the Buyer hereunder for all purposes hereof, and shall have all rights of Buyer hereunder (including, but not limited to, the right of further assignment consistent with the terms of this Section 16(b)), provided the assignor shall not be released from all liability hereunder. At Closing, Buyer may also elect to cause all or any part of the Property to be directly assigned or conveyed by Seller to, or all or any of the liabilities to be assumed hereunder to be directly assumed by, as applicable, one or more designee or assignee of Buyer, including, but not limited to, New Operator.

(c) [Intentionally Omitted.]

(d) Time is of the Essence. Time is of the essence for this Agreement.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors and permitted assigns.

(f) No Personal Liability or Third Party Beneficiaries. In addition to any limitation on liability provided by law or any other agreement or instrument, no advisor, trustee, director, officer, employee, accountant, attorney, beneficiary, shareholder, partner, participant or agent of or in Buyer or Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or the transaction contemplated hereunder. The parties, their respective successors and assigns and all third parties shall look solely to the applicable party’s assets for the payment of any claim or any performance, and the parties hereby waive all such personal liability. This Agreement is made and entered into solely for the protection and benefit of the parties and their successors and permitted assigns. No other person shall have any right of action hereunder.

(g) Governing Law; Choice of Forum. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Ohio without giving effect to any “conflict of law” rules of such state. Buyer and Seller each acknowledge and agree that the state and associated federal courts in and for Montgomery County, Ohio, shall have exclusive jurisdiction to hear and decide any dispute, controversy or litigation regarding the enforceability or validity of this Agreement or any portion thereof.

32

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. Executed copies hereof may be delivered by facsimile, email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

(i) Interpretation; Construction. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly against the party that drafted such language. Section and paragraph headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement.

(j) Exhibits; Schedule; Recitals Verified. All Exhibits and Schedules attached hereto are incorporated herein by reference. The Recitals to this Agreement are hereby stated to be true and correct and are incorporated herein by this reference.

(k) Waiver by a Party. The waiver of any contingency, representation, warranty, covenant, or other matter or provision hereof may only be made by the party benefited by the same, and the waiver must be in writing, must be signed by the benefited party and must specifically state which matter is being waived.

(l) Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed and/or delivered hereunder, Buyer and Seller agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, instruments and assurances as may be reasonably required to consummate the transactions contemplated hereby.

(m) Injunctive and Equitable Relief; Liquidated Damages. Seller and Buyer hereby agree that the Property is of a special and unique character which gives it a peculiar value, and that Buyer cannot reasonably or adequately be compensated in damages in an action at law if Seller breaches its obligation to sell the Property to Buyer. Therefore, Seller expressly agrees that Buyer shall be entitled to injunctive and other equitable relief (including, without limitation, the right to specifically enforce Seller’s obligation to sell the Property to Buyer) in the event of such breach in addition to any other rights or remedies which may be available to Buyer. If the Closing fails to occur due to the breach of this Agreement by Buyer and such breach is not cured within ten (10) days after notice to Buyer, then Seller’s sole remedy in such event shall be to terminate this Agreement and to receive the Deposit as liquidated damages, Seller waiving all other rights or remedies in the event of such default by Buyer. The parties acknowledge that Seller’s actual damages in the event of a breach by Buyer under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties’ best estimate of such damages.

(n) Business Days. As used in this Agreement, a “business day” shall mean a day other than Saturday, Sunday or any day on which banking institutions in Los Angeles, California are authorized by law or other governmental action to close. All other references to “days” or “calendar days” in this Agreement shall refer to calendar days. If any period expires or delivery date falls on a date that is not a business day under this Agreement, such period shall be deemed to expire and such delivery date shall be deemed to fall on the immediately succeeding business day.

33

(o) Survival. Any covenants, representations or indemnities set forth in Sections 8, 9, 10, 10A, 13, 14 and 16(p) of this Agreement shall survive the Close of Escrow or any termination of this Agreement; provided, however, that the respective period of survival of each of such covenants, representations or indemnities shall be solely as provided in the applicable provisions of this Agreement.

(p) Confidentiality. Neither Buyer, Seller, nor any broker employed or engaged by any of them shall issue (or cause to be issued) any press releases or other publicly-available disclosures or otherwise make disclosures to any unrelated third parties concerning the subject matter hereof, structure of the transactions or the status of negotiations conducted hereunder except as may be jointly agreed to by Seller and Buyer or as any of them may reasonably consider necessary in order to satisfy the requirements of applicable law; provided, however, that notwithstanding anything herein to the contrary, Buyer may, free from the restrictions of this Section 16(p), report on the transaction completed by this Agreement in connection with: (i) any investor call concerning Buyer’s earnings or financial performance, (ii) any filings or disclosures or releases required to be made to the Securities and Exchange Commission or state securities’ commission in accordance with applicable law or customarily made in connection therewith, or (iii) any meetings or conference calls with, or disclosures made to, Buyer’s consultants, contractors, investors, principals, employees, agents, attorneys, accountants and other advisors who need to know such information. Seller may, free from the restrictions of this Section 16(p), report on the subject matter of this Agreement or the structure of the transactions contemplated under this Agreement in connection with any meetings or conference calls with, or disclosures made to, Seller’s consultants, contractors, investors, principals, employees, agents, attorneys, accountants and other advisors who need to know such information. The foregoing restrictions shall survive the Close of Escrow for twelve (12) months. Following the Closing, Buyer may make a press release regarding the transaction with the prior written approval of Seller, which such approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that Seller’s failure to deliver to Buyer written approval or rejection of a proposed press release within twenty-four (24) hours of receipt from Buyer shall be deemed to be Seller’s approval of any such press release.

(q) Joint and Several. The obligations of Seller hereunder shall be joint and several in every respect. If Buyer delivers notice to one Seller hereunder, such notice shall be deemed delivered to each Seller. The actions of any one Seller shall be binding on each other Seller and Buyer shall be entitled to rely on any such action, even if not specifically unanimous.

[Signatures on following page]

34

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first above written.

SELLER:

LIBERTY NURSING CENTER OF FREMONT, INC.,

an Ohio corporation

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, President

LIBERTY NURSING PROPERTIES OF OXFORD, LLC,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY NURSING CENTER OF MANSFIELD, INC.,

an Ohio corporation

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, President

LIBERTY NURSING PROPERTIES OF RIVERSIDE, LLC,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY WEST NURSING PROPERTIES OF TOLEDO, LTD.,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY NURSING PROPERTIES OF WILLARD, LTD.,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY NURSING PROPERTIES OF BEAVERCREEK, LTD.,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY NURSING PROPERTIES OF BELLBROOK, LLC,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY NURSING PROPERTIES OF JAMESTOWN, LTD.,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY NURSING PROPERTIES OF RIVERVIEW, LTD.,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY NURSING PROPERTIES OF THREE RIVERS, LTD.,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY NURSING PROPERTIES OF XENIA, LTD.,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY NURSING PROPERTIES OF PORTSMOUTH, LTD.,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY NURSING CENTER OF ENGLEWOOD, INC.,

an Ohio corporation

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, President

LIBERTY RETIRMENT PROPERTIES OF MIDDLETOWN, LTD.,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

LIBERTY RETIRMENT PROPERTIES OF WASHINGTON TOWNSHIP, LTD.,

an Ohio limited liability company

By:	/s/ Linda Black-Kurek
Linda Black-Kurek, Manager

[SIGNATURES CONTINUED ON NEXT PAGE]

BUYER:

CTR Partnership, L.P.,
a Delaware limited partnership

By:	CareTrust GP, LLC,
a Delaware limited liability company
Its: general partner

	By:	CareTrust REIT, Inc.,
a Maryland corporation
Its: sole member

		By:	/s/ Gregory K. Stapley
Name: Gregory K. Stapley
Title: President

CONSENT OF ESCROW

The undersigned agrees to (a) accept this Agreement; (b) be Escrow Holder under this Agreement; and (c) be bound by this Agreement in the performance of its duties as Escrow Holder. However, the undersigned will have no obligations, liability or responsibility under this Agreement or any amendment hereto unless and until this Agreement and such amendment, as applicable has been fully executed by the parties hereto and delivered to the undersigned.

ESCROW HOLDER:

COMMONWEALTH LAND TITLE

By:	/s/ Debi Calmelat
Name:	Debi Calmelat
Title: Senior Commercial E.O.

Dated: May 14, 2015

Escrow No. 92916590C

SCHEDULE 1A

FEE FACILITIES

Facility Name	Seller	Current Operator [Seller to confirm]	Facility Address	Capitalized Term for Such Facility Used in the Agreement	Primary Intended Use	No. of Licensed Beds
Liberty Nursing Centers of Beavercreek, Ohio	Liberty Nursing Properties of Beavercreek , Ltd., an Ohio limited liability company	Liberty Nursing Center of Beavercreek, Inc., an Ohio corporation	3854 Park Overlook Drive Beavercreek OH 45431	“Beavercreek Facility”	SNF	90 nursing

Liberty Nursing Center of Riverside	Liberty Nursing Properties of Riverside, LLC, an Ohio limited liability company	Liberty Nursing Center of Riverside, LLC, an Ohio limited liability company	315 Lilienthal Street Cincinnati, Ohio 45204	“Riverside Facility”	SNF	80 nursing* (75 certified and in service)

Liberty Nursing Center of Riverview	Liberty Nursing Properties of Riverview Ltd., an Ohio limited liability company	Liberty Nursing Center of Riverview, Inc., an Ohio corporation	5999 Bender Road Cincinnati, OH 45233	“Riverview Facility”	SNF	110 nursing

Liberty Nursing and Rehabilitation Center of Three Rivers	Liberty Nursing Properties of Three Rivers, LTD., an Ohio limited liability company	Liberty Nursing Center of Three Rivers, Inc., an Ohio corporation	7800 Jandaracres Dr. Cincinnati, OH 45248	“Three Rivers Facility”	SNF	110 nursing [100 nursing per medicare.gov]

Liberty Retirement Community of Washington Township	Liberty Retirement Properties of Washington Township, Ltd., an Ohio limited liability company	Liberty Retirement Community of Washington Township, Inc., an Ohio corporation	7300 McEwen Road Dayton OH 45459	“Washington Facility”	SNF	115 nursing; 52 assisted living; 27 villas

Liberty Nursing Center of Englewood	Liberty Nursing Center of Englewood, Inc., an Ohio corporation	Liberty Nursing Center of Englewood, Inc., an Ohio corporation	425 Lauricella Court Englewood, OH 45322	“Englewood Facility”	SNF	125 nursing

Schedule 1A

Facility Name	Seller	Current Operator [Seller to confirm]	Facility Address	Capitalized Term for Such Facility Used in the Agreement	Primary Intended Use	No. of Licensed Beds
Liberty Nursing Center of Portsmouth	Liberty Nursing Properties of Portsmouth, Ltd., an Ohio limited liability company	Liberty Nursing Center of Portsmouth, Inc., an Ohio corporation	727 Eighth Street Portsmouth, OH 45662	“Portsmouth Facility”	SNF	101 nursing

West Cove Care & Rehabilitation Center	Liberty West Nursing Properties of Toledo, Ltd., an Ohio limited liability company	Liberty West Nursing Center of Toledo, Inc., an Ohio corporation	2051 Collingwood Blvd. Toledo OH 43620	“West Cove Facility”	SNF	113 nursing (105 certified and in service)

Liberty Nursing Center of Oxford	Liberty Nursing Properties of Oxford, LLC, an Ohio limited liability company	Liberty Nursing Center of Oxford, LLC, an Ohio limited liability company	6099 Fairfield Road Oxford, Ohio 45056	“Oxford Facility”	SNF	130 nursing* (65 certified and in service) [55 certified beds per medicare.gov]

Liberty Nursing Center of Willard	Liberty Nursing Properties of Willard Ltd., an Ohio limited liability company	Liberty Nursing Center of Willard, Inc., an Ohio corporation	370 East Howard Street Willard, Ohio 44890	“Willard Facility”	SNF	59 nursing (50 certified and in service) 30 residential care facility beds

Liberty Nursing Centers of Bellbrook**	Liberty Nursing Properties of Bellbrook, LLC, an Ohio limited liability company	Liberty Nursing Center of Bellbrook, Inc., an Ohio corporation	1957 N. Lakeman Dr. Bellbrook OH 45305	“Bellbrook Facility”	SNF	45 nursing

Liberty Retirement Community of Middletown	Liberty Retirement Properties Of Middletown, Ltd., an Ohio limited liability company	Liberty Nursing Center of Middletown, Inc., an Ohio corporation	4400 Vannest Ave. Middletown OH 45042	“Middletown Facility”	SNF	70 nursing; 16 assisted living units; 29 independent living units [58 nursing per medicare.gov]

Schedule 1A

Facility Name	Seller	Current Operator [Seller to confirm]	Facility Address	Capitalized Term for Such Facility Used in the Agreement	Primary Intended Use	No. of Licensed Beds
Liberty Nursing Center of Xenia	Liberty Nursing Properties of Xenia, Ltd., an Ohio limited liability company	Liberty Nursing Center of Xenia, Inc., an Ohio corporation	126 Wilson Drive Xenia OH 45385	“Xenia Facility”	SNF	53 nursing

Liberty Nursing Center of Jamestown	Liberty Nursing Properties of Jamestown, Ltd., an Ohio limited liability company	[ Not known ]	4920 US Route 35 East Jamestown OH 45335 [4960 US Route 35 East per website]	“Jamestown Facility”	SNF	46 nursing [43 nursing per medicare.gov]

SNF: Skilled Nursing Facility

*	Seller intends to retain the operating rights to 15 licensed beds for transfer to Colerain, selling 65 licensed beds.
**	The Bellbrook medical office building is not a part of the Property.

Schedule 1A

SCHEDULE 1B

LEASE FACILITIES

Facility Name	Seller	Current Operator	Facility Address	Capitalized Term for Such Facility Used in the Agreement	Primary Intended Use	No. of Licensed Beds
Liberty Nursing Center of Fremont (Leasehold Interest)	Liberty Nursing Center of Fremont, Inc., an Ohio corporation (Leasehold Interest) [unable to pull deed(s) or memo of ground lease]	Liberty Nursing Center of Fremont, Inc., an Ohio corporation	1865 Countryside Drive Fremont, Ohio 43420	“Fremont Facility”	SNF	121 nursing (92 certified and in service)

Liberty Nursing Center of Mansfield	Liberty Nursing Center of Mansfield, Inc., an Ohio corporation (Leasehold Interest) [unable to pull deed(s) or memo of ground lease]	Liberty Nursing Center of Mansfield, Inc., an Ohio corporation	535 Lexington Avenue Mansfield, Ohio 44907	“Mansfield Facility”	SNF	167 nursing (90 certified and in service) [95 certified beds per medicare.gov]

SNF: Skilled Nursing Facility

Schedule 1B

SCHEDULE 2

BANK DEBT AND AGENCY DEBT

Facility	If Bank Debt, Bank	If Agency Debt, Agency	Outstanding Principal as of December 31, 2014	Capitalized Term for Such Facility Debt as Used in the Agreement
Beavercreek Facility	a. The Huntington National Bank, a national banking association b. entity owner		a. $9,574,582 b. $2,358,119	“Beavercreek Debt”

Riverside Facility		a. Lancaster Pollard Mortgage Company [HUD]	$3,108,995	“Riverside Debt”

Riverview Facility	b. Fifth Third Bank, an Ohio banking corporation	a. Lancaster Pollard Mortgage Company [HUD]	a. $6,909,662 b. $2,083,333	“Riverview Debt” [2]

Three Rivers Facility	b. Fifth Third Bank, an Ohio banking corporation	a. Lancaster Pollard Mortgage Company [HUD]	a. $8,589,780 b. $2,083,333	“Three Rivers Debt” [2]

Washington Facility	Fifth Third Bank, an Ohio banking corporation, and The Huntington National Bank, a national banking association		$36,080,000	“Washington Debt” [1]

Englewood Facility	Fifth Third Bank, an Ohio banking corporation, and The Huntington National Bank, a national banking association		$36,080,000*	“Englewood Debt” [1]

Schedule 2

Facility	If Bank Debt, Bank	If Agency Debt, Agency	Outstanding Principal as of December 31, 2014	Capitalized Term for Such Facility Debt as Used in the Agreement
Portsmouth Facility	a. Fifth Third Bank, an Ohio banking corporation, and The Huntington National Bank, a national banking association b. Fifth Third Bank		a. $36,080,000* b. $347,667	“Portsmouth Debt” [1]

West Cove Facility	Fifth Third Bank, an Ohio banking corporation		a. $3,443,100	“West Cove Debt”

Oxford Facility	b. Fifth Third Bank*	a. Lancaster Pollard Mortgage Company [HUD]	a. $5,896,160	“Oxford Debt”

Willard Facility	[unable to confirm]	Lancaster Pollard Mortgage Company [HUD]	$3,014,879	“Willard Debt”

Bellbrook Facility	Fifth Third Bank, an Ohio banking corporation		a. $2,530,713 b. $381,500 c. $2,083,333	“Bellbrook Debt” [2]

Middletown Facility	a. National City Bank b/c. Fifth Third Bank, an Ohio banking corporation		a. $9,617,508 b. $2,083,333 c. $1,025,308	“Middletown Debt” [2]

Schedule 2

Facility	If Bank Debt, Bank	If Agency Debt, Agency	Outstanding Principal as of December 31, 2014	Capitalized Term for Such Facility Debt as Used in the Agreement
Xenia Facility		Lancaster Pollard Mortgage Company, an Ohio corporation [HUD]	$2,093,229	“Xenia Debt”

Jamestown Facility		Lancaster Pollard Mortgage Company, an Ohio corporation [HUD]	$2,026,954	“Jamestown Debt”

Mansfield Facility	Fifth Third Bank, an Ohio banking corporation		$2,083,333	“Mansfield Debt” [2]

1.	Loan from Fifth Third Bank in the original principal amount of $37,630,000 is secured by the assets of the Washington Facility, Englewood Facility, and the Portsmouth Facility.
2.	Loan from Fifth Third Bank is secured by the assets of the Mansfield Facility, the Riverview Facility, the Three Rivers Facility, the Middletown Facility, and the Bellbrook Facility.

Schedule 2

SCHEDULE 3

FUNDS ON DEPOSIT IN HUD ESCROWS

Facility Names	Funds on Deposit as of March 31, 2015
	Replacement Reserve	Repair Reserve	Debt Service Coverage Reserve
Oxford Facility	153,121.85		184,966.77
Willard Facility	845,287.24
Riverside Facility	409,801.97	1,594.34
Riverview Facility	363,488.03
Three Rivers Facility	519,799.03	22,279.49
Xenia Facility	231,800.24
Jamestown Facility	225,752.43

TOTALS:	$2,749,050.79	$23,873.83	$184,966.77

			$2,957,891.39

Schedule 3

SCHEDULE 4

DISCLOSURE SCHEDULE: EXCEPTIONS TO SELLER’S REPRESENTATIONS AND WARRANTIES

Section 9(e): “Personal injury claims that are covered by insurance.”

Schedule 4

SCHEDULE 5

EXCLUDED ASSETS

1.	Seller’s National Provider Identifier numbers.

2.	All home office assets, including employees, computer hardware and software, and the current home office space; provided, however, that the home office space shall be vacated after a period 3 months

Schedule 5

EXHIBIT A-1

LEGAL DESCRIPTION OF THE FEE LAND

Liberty Nursing Centers of Beavercreek, Ohio

Situated in the State of Ohio, in the County of Greene, and in the City of Beavercreek:

Being all of Lot 1 of the PARK OVERLOOK PARTNERS RECORD PLAN, as recorded in Plat Cabinet 37, Page 218A-219A, of the Greene County Recorder, Ohio.

Parcel No.: B42-0001-0011-00071-00

Liberty Nursing Center of Riverside

Parcel No. 1

Situated in the City of Cincinnati, County of Hamilton, State of Ohio including Lots 10, 11 and 14 and parts of Lots 13, 15 and 18 and part of vacated Leland Avenue, of Eliza W. Lord's Subdivision, as recorded in Plat Book 6, Page 7 of the Hamilton County, Ohio Records and Lots 34, 35, 36, 37, 41, 42, 43, 46, 47, 48, 52, 53, 54, 55 and 56 of Charles Fleischmann's Subdivision, as recorded in Plat Book 10, Page 59 of the Hamilton County, Ohio Records, described as follows:

Beginning in the northerly line of Lilienthal Avenue, at the southeasterly corner of said Lot 11; thence South 41° 45' 20" West, along the north line of Lilienthal Avenue, a distance of 258.64 feet; thence North 17° 45' 25" West, a distance of 150.00 feet; thence South 88° 15' West, a distance of 337.00 feet; thence South 10° 33' East, a distance of 120.18 feet to the northerly line of Leland Avenue; thence South 69° 30' West, along the northerly line of Leland Avenue, a distance of 72.47 feet; thence North 12° 43' 30" West, a distance of 144.71 feet; thence South 88° 15' West, a distance of 114.00 feet to the west line of said Eliza W. Lord's Subdivision and the East line of said Charles Fleischmann's Subdivision; thence South 0° 55' 30" West, along the east line of said Charles Fleischmann's Subdivision, a distance of 150.00 feet to the northerly line of Leland Avenue; thence westwardly, northwardly and eastwardly along the northerly line of Leland Avenue and along the northerly, easterly and southerly line of Henrietta Avenue, a distance of 851.48 feet to the westerly line of said Eliza W. Lord's Subdivision; thence North 0° 55' 30" East, along the west line of said Eliza W. Lord's Subdivision and along the easterly line of Henrietta Avenue, a distance of 25.30 feet to the southerly line of Hillside Avenue; thence along the southerly line of Hillside Avenue, North 57° 46' 52" East, a distance of 19.29 feet and North 58° 55' East, a distance of 30.85 feet; thence South 29° 21' East, a distance of 100.00 feet; thence North 58° 55' East, a distance of 250.00 feet; thence North 29° 21' West a distance of 100.00 feet to the southerly line of Hillside Avenue; thence North 58° 55' East, along the southerly line of Hillside Avenue, a distance of 63.53 feet, thence South 29° 21' East a distance of 100.00 feet; thence North 58° 55' East a distance of 50.00 feet; thence South 29° 21' East, a distance of 25.79 feet; thence North 72° 35' East, a distance of 51.08 feet; thence South 29° 21' East, a distance of 75.86 feet; thence North 72° 14' 35" East, a distance of 210.48 feet to the westerly line of Lilienthal Avenue; thence along the westerly line of Lilienthal Avenue, South 1° 25' West, a distance of 120.00 feet and South 17° 45' 25" East, a distance of 144.58 feet to the place of beginning.

A-1-1

Parcel No. 2
Situated in Section 4, Township 3, Fractional Range 1, in the Miami Purchase, and now in the City of Cincinnati, and bounded and described as follows: Being part of Lot No. 18 of Elizabeth W. Lord's Subdivision in Riverside, as the same is recorded in Plat Book 6, Page 7 of the Plat Records of Hamilton County, Ohio and being more particularly described as follows:

Commencing at the intersection of the east line of said Lot 18 and the northerly line of Lilienthal Avenue;

Thence South 41° 45' 20" West, along the said northerly line of Lilienthal Avenue, a distance of 58.64 feet;

Thence North 17° 25' West, a distance of 104.79 feet to the place of beginning;

Thence North 89° 10' West, a distance of 100.99 feet;

Thence North 17° 56' 30" West, a distance of 40.59 feet;

Thence North 88° 15' East, a distance of 100 feet;

Thence South 17° 25' East, a distance of 45.21 feet to the place of beginning.

Parcel No. 3
Situated in Section 4, Township 3, Fractional Range 1, City of Cincinnati, Hamilton County, Ohio and being a part of Lot 18 of Elizabeth W. Lord's Subdivision in Riverside as the same is recorded in Plat Book 6, Page 7 of the Plat Records of Hamilton County, Ohio, and being more particularly described as follows:

Commencing at the intersection of the East line of said Lot 18 and the Northerly line of Lilenthal Avenue; thence South 41° 45' 20" West along the Northerly line of Lilenthal Avenue, a distance of 58.64 feet to the real point of beginning;

Thence along the Northerly line of Leland Avenue, North 89° 10' West 100.00 feet; thence North 17° 56' West, 105.11 feet; thence South 89° 10' East, 100.99 feet; thence South 17° 25' East, 104.79 feet to the point of beginning and containing 0.230 acres of land.

Parcel No. 4
Situated in the City of Cincinnati, County of Hamilton, State of Ohio, in Section 4, Township 3, Fractional Range 1 of the Miami Purchase and being part of Lot 18 of Elizabeth W. Lord's Subdivision of Riverside as per plat recorded in Plat Book 6, Page 7 of Hamilton County, Ohio, and more particularly described as follows:

Beginning at a point in the northerly line of Leland Avenue, 158.64 feet westwardly measured along the northerly line of Lilienthal Avenue and Leland Avenue from the point of intersection of the easterly line of Lot No. 18 of said Elizabeth W. Lord's Subdivision aforesaid and the northerly line of Lilienthal (formerly Maxwell Avenue); from said point North 17° 56' West, 145.70 feet to a point; thence South 88° 15' West, 50 feet to a point; thence South 18° 13' East, 143.55 feet to a point in the northerly line of Leland Avenue; thence eastwardly along the northerly line of Leland Avenue, 50 feet to a point and the place of beginning.

A-1-2

Parcel No. 5
Situated in Hamilton County, State of Ohio, in Section 4, Town 3, Fractional Range 1, Miami Purchase, in the City of Cincinnati and being part of Lot No. 18 of Elizabeth W. Lord's Subdivision in Riverside as the same is recorded in Plat Book 6, Page 7 of the Recorder's Office, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the northerly line of Leland Avenue, which point is 336.82 feet eastwardly from the point of intersection of the northerly line of Leland Avenue and the easterly line of Fleischmann's Subdivision, measuring along the northerly line of Leland Avenue; thence North 18° 28' West 121.96 feet to a point; thence North 88° 15' East 45 feet to a point; thence South 18° 13' East 134.60 feet to a point in the northerly line of Leland Avenue; thence westwardly along the northerly line of Leland Avenue 50 feet to the place of beginning.

Liberty Nursing Center of Riverview

Situated in Section 23, Town 3, Fractional Range 1, of the Miami Purchase, Delhi Township, Hamilton County, Ohio and being a tract of land conveyed to The Home for Aged of The Evangelical and Reformed Church by deed recorded in Book 3190, Page 404 of The Hamilton County Deed Records and being more particularly described as follows:

Starting at a point at the intersection of the centerline of Delhi Road and the west line of Section 23; thence N 05° 15' 00" W with said west line a distance of 1388.60 feet to a point; thence N 85° 37' 00" E a distance of 165.00 feet to a point; thence N 06° 50' 00" E a distance of 101.43 feet to a point in the south right of way line of Bender Road and the true place of beginning of the herein described tract;

thence from said place of beginning with the south right of way line of Bender Road the following courses:

N 06° 50' 00" E a distance of 43.94 feet to a point; thence N 52° 38' 09" E a distance of 119.38 feet to a point; thence S 78° 25' 08" E a distance of 243.58 feet to a point; thence S 41° 44' 21" E a distance of 159.92 feet to a point; thence S 68° 29' 07" E a distance of 153.12 feet to a point; thence with the line of Tract I of The Sisters of Charity of Cincinnati as recorded in R. L. Certificate No. 46918 of said county's records the following courses:

S 11° 55' 00" W a distance of 102.94 feet to a point; thence S 03° 50' 00" E a distance of 199.98 feet to a point; thence S 06° 35' 00" E a distance of 171.60 feet to a point; thence S 85° 25' 00" W a distance of 25.08 feet to a point; thence S 04° 32' 00" E a distance of 590.06 feet to an iron pipe a point A; thence N 82° 52' 00" W a distance of 544.46 feet to a point; thence N 04° 11' 47" W a distance of 1104.60 feet to the place of beginning containing 14.694 acres, more or less, subject, however, to all legal highways and easements of record.

A-1-3

Liberty Nursing and Rehabilitation Center of Three Rivers

TRACT I
Parcel I - (Registered Land) – Auditor's Parcel No. 570-0030-0272

Situate in Sections 3 and 4, Town 1, Fractional Range 2, and being more particularly described as follows:

From the southwest corner of Registered Land Certificate No. 1945, South 87° 44' East along the South line of Registered Land Certification No. 1945, a distance of 558.58 feet to a point; thence North 1° 03' East a distance of 50.78 feet to a point for the place of beginning; thence continuing North 1° 03' East a distance of 1037.65 feet to a point; thence North 84° 47' East a distance of 176.08 feet to a point; thence South 70° 35' East a distance of 105.87 feet to a point; thence South 42° 33' East a distance of 142.46 feet to a point; thence South 18° 36' East a distance of 1020.81 feet to a point; thence North 87° 44' West a distance of 467.11 feet to a point; thence on a curve to the right, having a radius of 2305.00 feet, for a distance of 25 feet to a point in the South line Registered Land Certificate No. 1945; thence South 87° 44' West along the South line of Registered Land Certificate No. 1945, a distance of 50 feet to a point; thence in a northerly direction on a curve to the left, having a radius of 2255.00 feet, for a distance of 23.98 feet to a point; thence continuing on a curve to the right, having a radius of 375 feet, for a distance of 31.11 feet to a point; thence North 88° 57' West a distance of 201.31 feet to a point, the place of beginning.

Parcel II
(Registered Land portion) – Auditor's Parcel No. Part of 570-0030-0168

Situate in Sections 3 and 4, Town 1, Fractional Range 2, Being part of Lot No. 14 on the Plat of Kirchheiner Subdivision, Block "B", Part 2, as recorded in Plat Book 7, Page 32, of the Registered Land Records of Hamilton County, Ohio, and being more particularly described as follows:

DESCRIPTION ACCEPTABLE
Auditor

From the northwest corner of Lot No. 4 of Block "B", Section 1, Kirchheiner Subdivision, South 2° 16' West along the West line of Lot No. 4 a distance of 25 feet to a point in the South line of Registered Land Certificate No. 1945; thence North 87° 44' West along the said South line, a distance of 180 feet to a point for the place of beginning; thence continuing North 87° 44' West along said South line, a distance of 94.35 feet to a point; thence in a northerly direction on a curve to the left, having a radius of 2305.00 feet for a distance of 25 feet to a point; thence South 87° 44' East, a distance of 94.75 feet to a point; thence South 2° 16' West , a distance of 25 feet to a point, the place of beginning.

Parcel II
(Unregistered Land portion) – Auditor's Parcel No.: Part of 570-0030-0168

Situate in Section 3, Town 1, Fractional Range 2, Miami Purchase, Miami Township, Hamilton County, Ohio, and being a part of Lot 14 of the plat of Kirchheiner Subdivision, Block "B", Part 2, as the same is recorded in Plat Book 88, page 53, Hamilton County Recorder's Office, and described as follows:

Beginning at a point in the north line of Jandaracres Drive at the southeast corner of said Lot 14; thence North 87° 44' West in the North line of Jandaracres Drive 79.23 feet; thence northwestwardly in the northerly line of Jandaracres Drive and in the westerly line of said Lot 14 on the arc of a circle curving to the right tangent to the last described course and having a radius of 15 feet, a distance of 23.56 feet; the chord of said arc bears North 42° 44'West 21.21 feet; thence North 2° 16' East in the West line of said Lot 14 a distance of 161.05 feet; thence northwardly in the West line of said Lot 14 on the arc of a circle curving to the left tangent to the last described course and having a radius of 2305.00 feet a distance of 23.94 feet to a point in the South line of the tract of land described in Registered Land Certificate No. 1945, Hamilton County Recorder's Registered Land Records, the chord of said arc bears North 1° 58'09" East 23.94 feet; thence South 87° 44' East in the South line of said last mentioned tract of land 94.35 feet to a point in the East line of said Lot 14; thence South 2° 16' West in the East line of said Lot 14, a distance of 200.00 feet to the point of beginning.

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Parcel III – (Unregistered Land) – Auditor's Parcel No.: 570-0040-0279

Situate in Section 3, T. 1, F.R. 2, Miami Township, County of Hamilton, State of Ohio, and being South of Registered Land Certificate No. 1945 and being more particularly described as follows:

Beginning at a point in the South line of Registered Land Certificate No. 1945 at a point where it intersects with the west line of Lot No. 14, Kirchheiner Subdivision, Block B, Part 2, recorded in Plat Book 7, Page 32, Registered Land Records of Hamilton County, Ohio ; thence in a southerly direction along the west line of Lot No. 14 for a distance of 23.95 feet to a point; thence S. 2° 16' W. a distance of 161.5 feet to a point; thence on a curve to the left having a radius of 15 feet for a distance of 23.56 feet to a point in the north line of Jandaracres Drive; thence N. 87° 44' W. along the north line of Jandaracres Drive for a distance of 80 feet to a point; thence on a curve to the left having radius of 15 feet for a distance of 23.56 feet to a point in the east line of Lot 25, Kirchheiner Subdivision, Block B, Part 3; thence along the east line of Lot No. 25, N. 2° 16' E. a distance of 161.05 feet to a point; thence continuing along said east line for a distance of 13.90 feet to the south line of Registered Land Certificate No. 1945; thence S. 87° 44' E. along said south line of Registered Land Certificate No. 1945 to the place of beginning for this description.

TRACT II – Registered and Unregistered Land – Auditor's Parcel No.: 570-0040-0517

Situate in Section 3, Town 1, Fractional Range 2, Miami Township, Hamilton County, Ohio, and being a part of Lot No. 15 of the plat of Kirchheiner Subdivision, Block "B", Part 2 as recorded in Plat Book 88, Page 53, Hamilton County Recorder's Office and being more particularly described as follows;

Beginning in a found 5/8" iron pin, said iron pin being in the northeasterly corner of said Lot No. 15, said point also being the TRUE BEGINNING POINT of the 7-11 Conveyance herein described; thence the following 5 courses:

1. In the easterly line of said Lot No. 15, South 02° 16' 00" West, 47.68 feet to a set 5/8" iron pin; thence

2. In a new division line, South 72° 07' 58" West, 59.82 feet to a set 5/8" iron pin; thence

3. Continuing in said new division line, South 77° 18' 01" West, 35.02 feet to a set 5/8" iron pin, said iron pin being in the westerly line of said Lot No. 15; thence

4. In said westerly line of Lot No. 15, North 02° 16' 00" East, 77.32 feet to a found 5/8" iron pin, said iron pin being in the northwesterly corner of said Lot No. 15; thence

5. In the northerly line of said Lot No. 15, South 87° 44' 00" East, 90.00 feet to the TRUE BEGINNING POINT of the 7-11 Conveyance herein described.

Containing 5,720 Sq. Ft. or 0.1313 Acres.

The Registered Land Portion of Lot No. 15 and the conveyance as described is as follows:

Situate in Section 3, Town 1, Fractional Range 2, Miami Township, Hamilton County, Ohio and being a part of Lot No. 15 of the plat of Kirchheiner Subdivision, Block "B", Part 2 as recorded in Plat Book 88, Page 53, Hamilton County Recorder's Office, and being more particularly described as follows:

Beginning in a found 5/8" iron pin, said iron pin being in the northeasterly corner of said Lot No. 15, said point also being the TRUE BEGINNING POINT of the Registered Land contained within the conveyance as described; thence the following 4 courses:

1. In the easterly line of said Lot No. 15, South 02° 16' 00" West, 25.00 feet to a point; thence

2. North 87° 44' 00" West, 90.00 feet to a point, said point being in the westerly line of said Lot No. 15; thence

3. In said westerly line of Lot No. 15, North 02° 16' 00" East, 25.00 feet to a found 5/8" iron pin, said iron pin being in the northwesterly corner of said Lot No. 15; thence

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4. In the northerly line of said Lot No. 15, South 87° 44' 00" East, 90.00 feet to the TRUE BEGINNING POINT of the Registered Land contained within the conveyance as described. Containing 2,250 Sq. Ft. or 0.0517 Acres.

This conveyance as described herein is the result of a field survey performed June, 2006, supervised by Patrick S. Finn, Ohio Registered Surveyor No. 7181, of Preferred Surveying Company, Inc.

Liberty Retirement Community of Washington Township

PARCEL I:

SITUATE IN SECTION 31, TOWN 2, RANGE 6 MRS, WASHINGTON TOWNSHIP, COUNTY OF MONTGOMERY, STATE OF OHIO AND BEING PART OF THE 69.862 ACRE (BY DEED) TRACT CONVEYED TO WASHINGTON PROPERTIES BY DEED RECORDED IN DEED BOOK 2095, PAGE 303 OF THE DEED RECORDS OF MONTGOMERY COUNTY, OHIO, AND BEING A TRACT MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A CUT CROSS AT THE CENTERLINE INTERSECTION OF I-675 AND MCEWEN RD., SAID INTERSECTION BEING STA. 173+73.43 OF I-675 AND STA. 20+00.00 OF MCEWEN RD. AS CALLED OUT ON THE LOCATION PLAN OF MOT-675-0.00 R/W PLAN SHEET 1 OF 37, THENCE N 1°47'20" E ALONG THE CENTER LINE OF MCEWEN ROAD, SAID LINE ALSO BEING THE WEST LINE OF SECTION 31, FOR A DISTANCE OF 600.01 FEET TO A MAG NAIL SET, SAID POINT BEING THE SOUTHWEST CORNER OF THE SAID WASHINGTON PROPERTIES TRACT AND BEING THE TRUE PLACE OF BEGINNING;

THENCE N 1° 47' 20" E ALONG THE WEST LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE CENTER LINE OF MCEWEN ROAD AND ALSO BEING THE WEST LINE OF SECTION 31 FOR A DISTANCE OF 337.19 FEET TO A MAG NAIL SET;

THENCE N 87° 52' 40" E ALONG THE NORTH LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE SOUTH LINE OF LAND CONVEYED TO ENCRETE INVESTMENT CO. INC. BY DEED RECORDED IN MF 93-610C06 FOR A DISTANCE OF 301.14 FEET (PASSING A 5/8" IRON PIN SET AT 20.16 FEET AT THE EAST RIGHT-OF-WAY LINE OF MCEWEN ROAD) TO A 3/4" IRON PIPE FOUND;

THENCE N 1° 47' 20" E ALONG THE WEST LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE EAST LINE OF LAND CONVEYED TO ENCRETE INVESTMENT CO. INC. BY DEED RECORDED IN MF 93-610C06 FOR A DISTANCE OF 145.00 FEET TO A 5/8" IRON PIN SET;

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THENCE N 1° 47' 20" E ALONG THE WEST LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE EAST LINE OF LAND CONVEYED TO ENCRETE INVESTMENT CO. INC. BY DEED RECORDED IN MF 00-407D06 FOR A DISTANCE OF 145.00 FEET TO A 1" IRON PIPE FOUND;

THENCE S 87° 52' 40" W ALONG THE SOUTH LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE NORTH LINE OF LAND CONVEYED TO ENCRETE INVESTMENT CO. INC. BY DEED RECORDED IN MF 00-407D06 FOR A DISTANCE OF 301.14 FEET (PASSING A 5/8" IRON PIN SET AT 280.55 FEET AT THE EAST RIGHT-OF-WAY LINE OF MCEWEN ROAD) TO A MAG NAIL SET ON THE CENTERLINE OF MCEWEN ROAD, SAID POINT ALSO BEING ON THE WEST LINE OF SECTION 31;

THENCE N 1° 47' 20" E ALONG THE WEST LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE CENTER LINE OF MCEWEN ROAD, AND ALSO BEING THE WEST LINE OF SECTION 31 FOR A DISTANCE OF 50.00 FEET TO A MAG NAIL SET;

THENCE N 87° 52' 40" E ALONG THE NORTH LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE SOUTH LINE CONVEYED TO JAMES M. & KIMBERLY ANN DAPORE BY DEED RECORDED IN MF 97-031E01 FOR A DISTANCE OF 301.14 FEET (PASSING A 5/8" IRON PIN SET AT 20.21 FEET AT THE EAST RIGHT-OF-WAY LINE OF MCEWEN ROAD) TO A 1/2" IRON PIN FOUND;

THENCE N 1° 47' 20" E ALONG THE WEST LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE EAST LINE OF LAND CONVEYED TO JAMES M. & KIMBERLY ANN DAPORE BY DEED RECORDED IN MF 97-031E01 FOR A DISTANCE OF 145.00 FEET TO A 3/4" IRON PIPE FOUND;

THENCE N 1° 47' 20" E ALONG THE WEST LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE EAST LINE OF LAND CONVEYED TO ENCRETE INVESTMENT CO. INC. BY DEED RECORDED IN MF 98-409A12 FOR A DISTANCE OF 145.00 FEET TO A 5/8" IRON PIN FOUND;

THENCE N 87° 52' 40" E ALONG THE NORTH LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE SOUTH LINE OF LAND CONVEYED TO THE WASHINGTON TOWNSHIP BOARD OF EDUCATION BY DEED RECORDED IN D.B. 2358, PG. 577 FOR A DISTANCE OF 1593.99 FEET TO A 5/8" IRON PIN SET;

THENCE S 1° 46' 48' W ALONG THE EAST LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE WEST LINE OF LAND CONVEYED TO THE WASHINGTON TOWNSHIP PARK DISTRICT BY DEEDS RECORDED IN MF 89-196C05, MF 81-548D08 AND D.B. 2214, PG. 114 FOR A DISTANCE OF 1355.86 FEET TO A 5/8" IRON PIN SET ON THE NORTH LIMITED ACCESS RIGHT OF WAY LINE OF I-675;

THENCE S 87° 41' 22" W ALONG THE SOUTH LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE NORTH LIMITED ACCESS RIGHT OF WAY LINE OF I-675 FOR A DISTANCE OF 5.22 FEET TO A 5/8" IRON PIN SET;

THENCE S 78° 23' 45" W ALONG THE SOUTH LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE NORTH LIMITED ACCESS RIGHT OF WAY LINE OF I-675 FOR A DISTANCE OF 284.06 FEET TO A 5/8" IRON PIN SET;

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THENCE S 86° 31' 47" W ALONG THE SOUTH LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE NORTH LIMITED ACCESS RIGHT OF WAY LINE OF I-675 FOR A DISTANCE OF 1200.06 FEET TO A 5/8" IRON PIN SET;

THENCE S 88° 25' 04" W ALONG THE SOUTH LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE NORTH LIMITED ACCESS RIGHT OF WAY LINE OF I-675 FOR A DISTANCE OF 300.08 FEET TO A 5/8" IRON PIN SET;

THENCE N 9° 25' 14" W ALONG THE WEST LINE OF SAID WASHINGTON PROPERTIES TRACT, SAID LINE ALSO BEING THE EAST RIGHT OF WAY LINE OF MCEWEN ROAD FOR A DISTANCE OF 462.04 FEET TO A MAG NAIL SET;

THENCE N 88° 12' 40" W ALONG THE SOUTH LINE OF SAID WASHINGTON PROPERTIES TRACT FOR A DISTANCE OF 25.00 FEET TO THE TRUE PLACE OF BEGINNING.

CONTAINING 56.640 ACRES, MORE OR LESS.

BASIS OF BEARINGS: CENTERLINE OF MCEWEN ROAD N 1° 47' 20" E D.B. 2095, PG. 303.

A 5/8" IRON PIN SET REFERS TO A 30" LONG REBAR WITH A PLASTIC IDENTIFICATION CAP STAMPED "HEDDEN 7630".

THIS DESCRIPTION IS BASED UPON A FIELD SURVEY CONDUCTED BY RONALD LEE HEDDEN, REGISTERED SURVEYOR, OHIO LICENSE NO. S-7630, IN JULY 2006 AS FILED IN THE MONTGOMERY COUNTY ENGINEER'S RECORDS OF LAND SURVEYS VOLUME 2006, PAGE 0395.

TAX PARCEL ID. NO. O67-03710-0002

PARCEL II:

TRACT I:

SITUATE IN SECTION 31, TOWN 2, RANGE 6 MRS, WASHINGTON TOWNSHIP, COUNTY OF MONTGOMERY, STATE OF OHIO, AND BEING PART OF THE 1.000 ACRE ACRE (BY DEED) TRACT CONVEYED TO ENCRETE INVESTMENT CO. INC. BY DEED RECORDED IN MF 98-409A12 OF THE DEED RECORDS OF MONTGOMERY COUNTY, OHIO AND BEING A TRACT MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A CUT CROSS AT THE CENTERLINE INTERSECTION OF I-675 AND MCEWEN RD., SAID INTERSECTION BEING STA. 173+73.43 OF I-675 AND STA. 20+00.00 OF MCEWEN RD. AS CALLED OUT ON THE LOCATION PLAT OF MOT-675-0.00 R/W PLAN SHEET 1 OF 37, THENCE N 1° 47' 20" E ALONG THE CENTER LINE OF MCEWEN ROAD, SAID LINE ALSO BEING THE WEST LINE OF SECTION 31, FOR A DISTANCE OF 1422.22 FEET TO A MAG NAIL SET, SAID POINT BEING THE SOUTHWEST CORNER OF THE SAID WASHINGTON PROPERTIES

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TRACT AND BEING THE TRUE PLACE OF BEGINNING;

THENCE N 1° 47' 20" E ALONG THE WEST LINE OF SAID ENCRETE INVESTMENT CO. INC. TRACT, SAID LINE ALSO BEING THE CENTER LINE OF MCEWEN ROAD AND ALSO BEING THE WEST LINE OF SECTION 31 FOR A DISTANCE OF 145.00 FEET TO MAG NAIL SET;

THENCE N 87° 52' 40" E ALONG THE NORTH LINE OF SAID ENCRETE INVESTMENT CO. INC. TRACT, SAID LINE ALSO BEING THE SOUTH LINE OF LAND CONVEYED TO WASHINGTON TOWNSHIP BOARD OF EDUCATION BY DEED RECORDED IN D.B. 2358, PG. 517 FOR A DISTANCE OF 301.14 FEET (PASSING A 5/8" IRON PIN SET AT 20.26 FEET AT THE EAST RIGHT-OF-WAY LINE OF MCEWEN ROAD) TO A 5/8" IRON PIN FOUND;

THENCE S 1° 47' 20" W ALONG THE EAST LINE OF SAID ENCRETE INVESTMENT CO. INC. TRACT, SAID LINE ALSO BEING THE WEST LINE OF LAND CONVEYED TO WASHINGTON PROPERTIES BY DEED RECORDED IN D.B. 2095, PG. 303 FOR A DISTANCE OF 145.00 FEET TO A 3/4" IRON PIPE FOUND;

THENCE S 87° 52' 40" W ALONG THE SOUTH LINE OF SAID ENCRETE INVESTMENT CO. INC. TRACT, SAID LINE ALSO BEING THE NORTH LINE OF LAND CONVEYED TO JAMES M. & KIMBERLY ANN DAPORE BY DEED RECORDED IN MF 97-031E01 FOR A DISTANCE OF 301.14 FEET (PASSING A 5/8" IRON PIN SET AT 280.66 FEET AT THE EAST RIGHT-OF-WAY LINE OF MCEWEN ROAD) TO THE TRUE PLACE OF BEGINNING.

CONTAINING 1.000 ACRES, MORE OR LESS.

BASIS OF BEARINGS: CENTERLINE OF MCEWEN ROAD N 1° 47' 20" E D.B. 2095, PG. 303.

A 5/8" IRON PIN SET REFERS TO A 30" LONG REBAR WITH A PLASTIC IDENTIFICATION CAP STAMPED "HEDDEN 7630".

THIS DESCRIPTION IS BASED UPON A FIELD SURVEY CONDUCTED BY RONALD LEE HEDDEN, REGISTERED SURVEYOR, OHIO LICENSE NO.

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S-7630, IN JULY 2006 AS FILED IN THE MONTGOMERY COUNTY ENGINEER'S RECORDS OF LAND SURVEYS VOLUME 2006, PAGE 0394.

TRACT II:

SITUATE IN SECTION 31, TOWN 2, RANGE 6 MRS, WASHINGTON TOWNSHIP, COUNTY OF MONTGOMERY, STATE OF OHIO, AND BEING PART OF THE 1.000 ACRE (BY DEED) TRACT CONVEYED TO ENCRETE INVESTMENT CO. INC. BY DEED RECORDED IN MF 93-610C06 OF THE DEED RECORDS OF MONTGOMERY COUNTY, OHIO AND BEING A TRACT MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A CUT CROSS AT THE CENTERLINE INTERSECTION OF I-675 AND MCEWEN RD., SAID INTERSECTION BEING STA. 173+73.43 OF I-675 AND STA. 20+00.00 OF MCEWEN RD. AS CALLED OUT ON THE LOCATION PLAN OF MOT-675-0.00 R/W PLAN SHEET 1 OF 37, THENCE N 1° 47' 20" E ALONG THE CENTER LINE OF MCEWEN ROAD, SAID LINE ALSO BEING THE WEST LINE OF SECTION 31, FOR A DISTANCE OF 937.22 FEET TO A MAG NAIL SET, SAID POINT BEING THE SOUTHWEST CORNER OF THE SAID WASHINGTON PROPERTIES TRACT AND BEING THE TRUE PLACE OF BEGINNING;

THENCE N 1° 47' 20" E ALONG THE WEST LINE OF SAID ENCRETE INVESTMENT CO. INC. TRACT, SAID LINE ALSO BEING THE CENTER LINE OF MCEWEN ROAD AND ALSO BEING THE WEST LINE OF SECTION 31 FOR A DISTANCE OF 145.00 FEET TO A MAG NAIL SET;

THENCE N 87° 52' 40" E ALONG THE NORTH LINE OF SAID ENCRETE INVESTMENT CO. INC. TRACT, SAID LINE ALSO BEING THE SOUTH LINE OF LAND CONVEYED TO ENCRETE INVESTMENT CO. INC. BY DEED RECORDED IN MF 00-407D06 FOR A DISTANCE OF 301.14 FEET (PASSING A 5/8" IRON PIN SET AT 20.18 FEET AT THE EAST RIGHT-OF-WAY LINE OF MCEWEN ROAD) TO A 5/8" IRON PIN SET;

THENCE S 1° 47' 20" W ALONG THE EAST LINE OF SAID ENCRETE INVESTMENT CO. INC. TRACT, SAID LINE ALSO BEING THE WEST LINE OF LAND CONVEYED TO WASHINGTON PROPERTIES BY DEED RECORDED IN D.B. 2095, PG. 303 FOR A DISTANCE OF 145.00 FEET TO A 3/4" IRON PIPE FOUND;

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THENCE S 87° 52' 40" W ALONG THE SOUTH LINE OF SAID ENCRETE INVESTMENT CO. INC. TRACT, SAID LINE ALSO BEING THE NORTH LINE OF LAND CONVEYED TO WASHINGTON PROPERTIES BY DEED RECORDED IN D.B. 2095, PG. 303 FOR A DISTANCE OF 301.14 FEET (PASSING A 5/8" IRON PIN SET AT 280.88 FEET AT THE EAST RIGHT-OF-WAY LINE OF MCEWEN ROAD) TO THE TRUE PLACE OF BEGINNING.

CONTAINING 1.000 ACRES, MORE OR LESS.

BASIS OF BEARINGS: CENTERLINE OF MCEWEN ROAD N 1° 47' 20" E D.B. 2095, PG. 303.

A 5/8" IRON PIN SET REFERS TO A 30" LONG REBAR WITH A PLASTIC IDENTIFICATION CAP STAMPED "HEDDEN 7630".

THIS DESCRIPTION IS BASED UPON A FIELD SURVEY CONDUCTED BY RONALD LEE HADDEN, REGISTERED SURVEYOR, OHIO LICENSE NO. S-7630, IN JULY 2006 AS FILED IN THE MONTGOMERY COUNTY ENGINEER'S RECORDS OF LAND SURVEYS VOLUME 2006, PAGE 0393.

TAX PARCEL ID NOS. O67-03710-0039 AND O67-03710-0041

PARCEL III:

SITUATE IN THE TOWNSHIP OF WASHINGTON, COUNTY OF MONTGOMERY, STATE OF OHIO, BEING LOCATED IN SECTION 31, TOWN 2, RANGE 6 MRS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SECTION 31 AND IN THE CENTERLINE OF MCEWEN ROAD;

THENCE ALONG THE WEST LINE OF SAID SECTION 31 AND CENTERLINE OF MCEWEN ROAD, SOUTH 00° 15' 00" WEST, A DISTANCE OF 1,614.19 FEET TO A SOUTHWEST CORNER OF LANDS CONVEYED TO WASHINGTON PROPERTIES AS DESCRIBED IN DEED BOOK 2095, PAGE 303, SAID CORNER BEING THE TRUE PLACE OF BEGINNING;

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THENCE ALONG SAID WASHINGTON PROPERTIES LANDS THE FOLLOWING TWO COURSES:

NORTH 86° 16' 40" EAST, A DISTANCE OF 301.14 FEET;

SOUTH 00° 15' 00" WEST, A DISTANCE OF 145.00 FEET TO THE NORTHEAST CORNER OF LANDS CONVEYED TO ENCRETE INVESTMENT CO., INC. AS DESCRIBED ON M.F. 93-610C06;

THENCE ALONG THE NORTH LINE OF SAID ENCRETE INVESTMENT LANDS, SOUTH 86° 16' 40" WEST, A DISTANCE OF 301.14 FEET TO THE WEST LINE OF SECTION 31 AND THE CENTERLINE OF MCEWEN ROAD;

THENCE ALONG SAID SECTION AND CENTERLINE, NORTH 00°15'00" EAST, A DISTANCE OF 145.00 FEET TO THE TRUE PLACE OF BEGINNING.

CONTAINING 1.000 ACRES MORE OR LESS.

TAX PARCEL ID NO. O67-03710-0043

Liberty Nursing Center of Englewood

PARCEL I:

SITUATED IN THE NORTHEAST QUARTER OF SECTION 21, TOWN 5, RANGE 5 EAST, IN THE CITY OF ENGLEWOOD, MONTGOMERY COUNTY, OHIO, BEING PART OF THE 40.848 ACRE (BY DEED) TRACT CONVEYED TO MILDRED E. BOWMAN, ET AL, BY DEED RECORDED IN MICROFICHE NO. 89-533B05 OF THE DEED RECORDS OF MONTGOMERY COUNTY, OHIO, AND BEING A TRACT OF LAND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

STARTING FOR REFERENCE AT A RAILROAD SPIKE FOUND IN THE CENTERLINE OF UNION BOULEVARD AT THE SOUTHEAST CORNER OF SAID NORTHEAST QUARTER OF SECTION 21 ("STONE" AS CALLED IN MICROFICHE NUMBER 89-533B05) SAID CORNER ALSO BEING THE SOUTHEAST CORNER OF SAID BOWMAN, ET AL, TRACT;

THENCE FROM SAID STARTING POINT NORTH 00° 49' 46" WEST WITH THE CENTERLINE OF UNION BOULEVARD AND THE EAST LINE OF SAID SECTION 21 A DISTANCE OF 579.11 FEET TO A RAILROAD SPIKE SET FOR A NEW CORNER, SAID SPIKE BEING THE TRUE POINT OF BEGINNING FOR THE HEREIN DESCRIBED TRACT;

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THENCE FROM SAID TRUE POINT OF BEGINNING NORTH 89° 55' 47" WEST WITH NEW DIVISION LINE THROUGH SAID BOWMAN, ET AL, TRACT PARALLEL WITH THE NORTH LINE OF SAID TRACT A DISTANCE OF 692.33 FEET (PASSING AN IRON PIN FOUND AT 50.01 FEET AT THE WEST RIGHT-OF-WAY OF UNION BOULEVARD) TO AN IRON PIN SET FOR A NEW CORNER;

THENCE SOUTHWESTWARDLY WITH NEW DIVISION LINE THROUGH SAID BOWMAN, ET AL. TRACT ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 55.00 FT. FOR AN ARC DISTANCE OF 86.39 FT., A CENTRAL ANGLE OF 90° 00' 00" THE CHORD OF WHICH BEARS SOUTH 45° 04' 13" WEST A DISTANCE OF 77.78 FT. TO AN IRON PIN SET FOR A NEW CORNER;

THENCE NORTH 89° 55' 47" WEST WITH NEW DIVISION LINE THROUGH SAID BOWMAN, ET AL, TRACT PARALLEL WITH THE

NORTH LINE OF SAID TRACT A DISTANCE OF 54.14 FEET TO AN IRON PIN SET FOR A NEW CORNER;

THENCE SOUTH 00° 49' 46" EAST WITH NEW DIVISION LINE THROUGH SAID BOWMAN ET AL, TRACT PARALLEL WITH THE CENTERLINE OF UNION BOULEVARD, A DISTANCE OF 524.01 FEET TO A PIN SET FOR A NEW CORNER IN THE NORTH LINE OF THE LAND CONVEYED TO CARL BOWMAN, TRUSTEE BY DEED RECORDED IN MICROFICHE NUMBER 83-520A12;

THENCE NORTH 89° 55' 22" WEST WITH THE NORTH LINE OF SAID BOWMAN, TRUSTEE TRACT A DISTANCE OF 589.44 FEET TO AN IRON PIPE FOUND AT THE SOUTHWEST CORNER OF SAID BOWMAN, ET AL, TRACT;

THENCE NORTH 00° 48' 13" WEST WITH THE EAST LINE OF THE LAND CONVEYED TO THE CITY OF ENGLEWOOD, OHIO BY DEED RECORDED IN MICROFICHE NO. 80-78D02 A DISTANCE OF 638.95 FEET TO AN IRON PIN FOUND AT THE SOUTHWEST CORNER OF THE LAND CONVEYED TO ENGLEWOOD PRECISION, INC. BY DEED RECORDED IN MICROFICHE NUMBER 89-586C03;

THENCE SOUTH 89° 55' 47" EAST WITH THE SOUTH LINE OF SAID TRACT A DISTANCE OF 1091.17 FEET TO AN IRON PIN FOUND;

THENCE NORTH 00° 04' 13" EAST WITH SAID TRACT A DISTANCE OF 20.00 FEET TO AN IRON PIN SET;

THENCE SOUTH 89° 55' 47" EAST CONTINUING WITH THE SOUTH LINE OF SAID TRACT A DISTANCE OF 300.00 FEET (PASSING AN IRON PIN FOUND AT 249.99 FEET AT THE WEST RIGHT-OF-WAY LINE OF UNION BOULEVARD) TO A RAILROAD SPIKE FOUND IN THE CENTERLINE OF UNION BOULEVARD;

THENCE SOUTH 00° 49' 46" EAST WITH THE CENTERLINE OF UNION BOULEVARD AND THE EAST LINE OF SAID SECTION 21 A DISTANCE OF 80.01 FEET TO THE TRUE POINT OF BEGINNING, CONTAINING 10.010 ACRES (INCLUDING 0.092 ACRES CONTAINED IN THE HIGHWAY EASEMENT TO THE STATE OF OHIO, RECORDED IN

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MICROFICHE NUMBER 70-56E04).

THIS DESCRIPTION PREPARED BY McDOUGALL ASSOCIATES BASED ON A SURVEY MADE BY SAME.

ALL IRON PINS SET ARE 30" X 5/8" CAPPED "McDOUGALL ASSOC".

BEARINGS ARE BASED ON THE SOUTH LINE OF MICROFICHE NUMBER 89-586C03.

EXCEPTING THEREFROM LAURICELLA COURT AS DEDICATED IN PLAT BOOK 169, PAGE 8, RECORDER'S OFFICE, MONTGOMERY COUNTY, OHIO.

PARCEL II:

SITUATED IN THE NORTHEAST QUARTER OF SECTION 21, TOWN 5, RANGE 5 EAST, CITY OF ENGLEWOOD, COUNTY OF MONTGOMERY, STATE OF OHIO, AND BEING A PART OF THE 40.848 ACRE (BY DEED) TRACT CONVEYED TO MILDRED E. BOWMAN, ET AL BY DEED RECORDED IN MF 80-178A01 AND BY DEED RECORDED IN MF 89-533B05 OF THE DEED RECORDS OF MONTGOMERY COUNTY, OHIO AND BEING A TRACT MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A SPIKE IN THE CENTERLINE OF UNION BLVD AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER OF SECTION 21, SAID SPIKE ALSO BEING THE SOUTHEAST CORNER OF THE BOWMAN ET AL TRACT, THENCE N 89° 55' 22" WEST ALONG THE SOUTH LINE OF THE NORTHEAST QUARTER OF SECTION 21, SAID LINE ALSO BEING THE SOUTH LINE OF THE BOWMAN ET AL TRACT, SAID LINE ALSO BEING THE NORTH LINE OF MILLWOOD VILLAGE SECTION ONE AND MILLWOOD SECTION FOUR, A DISTANCE OF 802.33 FEET (PASSING A RIANCHO CAPPED IRON PIN FOUND AT 50.01 FEET AT THE WEST RIGHT-OF-WAY LINE OF UNION BLVD.) TO THE SOUTHWEST CORNER OF SAID BOWMAN ET AL TRACT, SAID POINT ALSO BEING THE SOUTHEAST CORNER OF THE LAND CONVEYED TO ENGLEWOOD MANOR, INC. BY DEED RECORDED IN MF 95-576C02, WITNESS A McDOUGALL CAPPED IRON PIN FOUND S 81° 22' 55" E A

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DISTANCE OF 0.35' FROM SAID CORNER;

THENCE N 00° 49' 46" W ALONG THE WEST LINE OF SAID BOWMAN ET AL TRACT, SAID LINE ALSO BEING THE EASE LINE OF THE SAID ENGLEWOOD MANOR INC TRACT A DISTANCE OF 524.01 FEET TO A McDOUGALL CAPPED IRON PIN FOUND;

THENCE S 89° 55' 47" E ALONG THE NORTH LINE OF THE SAID BOWMAN ET AL TRACT, SAID LINE ALSO BEING THE SOUTH RIGHT-OF-WAY LINE OF LAURICELLA COURT AS RECORDED IN PLAT BOOK 169, PAGE 8, A DISTANCE OF 54.14 FEET TO A McDOUGALL CAPPED IRON PIN FOUND;

THENCE NORTHEASTWARDLY ALONG THE NORTH LINE OF THE SAID BOWMAN ET AL TRACT, SAID LINE ALSO BEING THE SOUTH RIGHT-OF-WAY LINE OF LAURICELLA COURT ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 55.00 FEET FOR AN ARC DISTANCE OF 86.39 FEET, A CENTRAL ANGLE OF 90° 00' 00", THE CHORD OF WHICH BEARS N 45° 04' 13" E FOR A DISTANCE OF 77.78 FEET TO AN IRON PIN FOUND;

THENCE S 89° 55' 47" E ALONG THE NORTH LINE OF THE SAID BOWMAN ET AL TRACT, SAID LINE ALSO BEING THE SOUTH RIGHT-OF-WAY LINE OF LAURICELLA COURT FOR A DISTANCE OF 692.33 FEET (PASSING AN IRON PIN FOUND AT 642.32 FEET AT THE WEST RIGHT-OF-WAY LINE OF UNION BLVD.) TO A PK NAIL FOUND IN THE CENTERLINE OF UNION BLVD;

THENCE S 00° 49' 46" E ALONG THE EAST LINE OF THE SAID BOWMAN ET AL TRACT, SAID LINE ALSO BEING THE CENTERLINE OF UNION BLVD. AND ALSO BEING THE EAST LINE OF SECTION 21 FOR A DISTANCE OF 579.11 FEET TO THE PLACE OF BEGINNING.

CONTAINING 10.541 ACRES MORE OR LESS INCLUDING 0.665 ACRES IN THE HIGHWAY EASEMENT TO THE CITY OF ENGLEWOOD RECORDED IN MF #90-056E04.

BASIS OF BEARINGS: CENTERLINE OF UNION BLVD.
SOUTH 00° 49' 46" EAST - PLAT BOOK 169, PAGE 8.

THIS DESCRIPTION IS BASED UPON A FIELD SURVEY CONDUCTED BY RONALD LEE HEDDEN, REGISTERED SURVEYOR, OHIO LICENSE NUMBER S-7630, ON MAY 8, 2006.

Property Address:	425 LAURICELLA COURT, ENGLEWOOD, OH
Tax ID No.:	M57-00308-0029
	M57-00308-0002

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Liberty Nursing Center of Portsmouth

Situated in the City of Portsmouth, County of Scioto, State of Ohio and known as being more particularly described as follows:

Being all of Lots 1, 2, 3, 4, 5 and 6 of the Elizabeth Kinney Subdivision as recorded in Plat Book 1A, Page 150, part of Lot 297 of the Widow & Heirs of David King Deceased Subdivision of Outlot No. 20 and Inlot No. 4 in the Town of Portsmouth as recorded in Plat Book 1, Page 17, part of Lot 312 of John Clugsten's Subdivision of Outlot No. 19 in the Town of Portsmouth as recorded in Plat Book 1, Page 27, part of Lots 310 and 311 of the Barr Addition to the Town of Portsmouth as recorded in Volume P, Page 298 and all of a 16.50 ft. wide alley as vacated by Ordinance No. 55 as recorded in Volume 301, Page 506 and beginning at a 5/8" rebar with I.D. cap set marking the intersection of the west line of Chillicothe Street with the north line of Eighth Street;

Thence with the said north line of Eighth Street, South 89° 55' 06" West, 229.90 ft. to a drill hole in a concrete sidewalk set;

Thence leaving the said north line of Eighth Street and through said Lot 297 and with the face of brick of the hospital building, North 00° 01' 27" East, 50.75 ft. to a corner of the said hospital building;

Thence continuing through said Lot 297 and with the said brick face of the hospital building, South 89° 58' 33" East, 8.03 ft. to a corner of the said hospital building;

Thence continuing through said Lot 297 and with the said brick face of the hospital building, North 00° 01' 27" East, 33.37 ft. to a corner of the said hospital building;

Thence continuing through said Lot 297 and with the said brick face of the hospital building, North 89° 58' 33' West, 30.90 ft. to a point;

Thence leaving the said brick face of the hospital building and continuing through said Lot 297, South 00° 01' 27" West, 12.29 ft. to a drill hole set;

Thence continuing through said Lot 297 and through said Lot 312, North 89° 58' 33" West, 37.51 ft. to a drill hole set in concrete;

Thence continuing through said Lot 312, North 00° 20' 55" West, 50.99 ft. to an angle point in a concrete curb of the back of curb;

Thence continuing through said Lot 312 and through said Lot 311, North 30° 42' 47" East, 46.24 ft. to the back of a concrete curb;

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Thence continuing through said Lot 311, North 00° 02' 58" West, 13.39 ft. to a drill hole set;

Thence continuing through said Lot 311 and through said Lot 310, South 89° 57' 02" East, 16.90 ft. to the back of curb;

Thence continuing through said Lot 310, North 00° 02' 58" West, 90.68 ft. to a drill hole set in the top of a concrete curb in the south line of Ninth Street;

Thence with the said south line of Ninth Street, North 898° 56' 26" East, 67.28 ft. to a drill hole set marking the intersection of the said south line of Ninth Street with the west line of a 16.50 ft. wide alley;

Thence with the said west line of a 16.50 ft. wide alley, South 00° 07' 40" East, 107.66 ft. to a drill hole set marking the southwest corner of said 16.50 ft. wide alley;

Thence with the south line of the said 16.50 ft. wide alley, North 89° 55' 54" East, 16.50 ft. to a drill hole set in a concrete parking lot marking the southeast corner of said 16.50 ft. wide alley;

Thence with the east line of the said 16.50 ft. wide alley, North 00° 07' 40" West, 107.66 ft. to a drill hole set in the south line of Ninth Street;

Thence with the said south line of Ninth Street, North 89° 56' 26" East, 166.44 ft. to a drill hole set marking the intersection of the said south line of Ninth Street with the said west line of Chillicothe Street;

Thence with the said west line of Chillicothe Street, South 00° 00' 55" West, 266.62 ft. to the point of beginning, containing 1.5231 acres of land, be the same more or less, but subject to all legal highways.

West Cove Care & Rehabilitation Center

Lot Number Fifty Five (55) in the Scottswood Addition in the City of Toledo, Lucas County, Ohio according to the plat thereof recorded in Volume 6 of Plats, Page 36.

Liberty Nursing Center of Oxford

Situated in the City of Oxford, Butler County, Ohio and being a part of Lot No. 1668 of said City bounded and described as follows:

Beginning at a point in the North line of Section 27, Town 5, Range 1 East, and formerly of Oxford Township located 1570.82 feet West of the Northeast corner of the Northwest quarter of said section;

Thence from said point of beginning South 0° 53' East 405.00 feet;

Thence South 88° 54' West parallel to the section lines 335.00 feet;

Thence North 0° 53' West 405.00 feet to a point in the North line of said Section 27;

Thence North 88° 54' East 335.00 feet to the point of the beginning containing 3.115 acres more or less. Subject, however, to all legal highways, right-of-ways, easements, zoning and all other restrictions and conditions of record.

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Liberty Nursing Center of Willard

Parcel No. 1
Situated in the City of Willard, County of Huron, State of Ohio and known as being Lots Numbers 1758 and 1759 in said City, be the same more or less, but subject to all legal highways.

Parcel No. 2
Situated in the City of Willard, County of Huron, State of Ohio and known as being Lot Number 1760 in said City, and containing one (1) acre of land, be the same more or less, but subject to all legal highways.

Parcel No. 3
Situated in the City of Willard, County of Huron, State of Ohio and known as being Lots Nos. 2143, 2144 and 2145 in said City, be the same more or less, but subject to all legal highways.

Parcel No. 4
Situated in the City of Willard, County of Huron, State of Ohio and being the whole of Inlot 2142 of Garden Village Subdivision as recorded in Volume 12, Page 17 of Huron County Plat Records, be the same more or less, but subject to all legal highways.

Together with those easement rights appurtenant to Parcels 1, 2, 3 and 4 above granted in that certain Mutual Easement Agreement recoded in Volume 108, Page 381 of Huron County Records

The above four parcels being more particularly described as follows:

Being Lots 1758, 1759, 1760, per plat Volume 5, Page 14 and Lots 2142, 2143, 2144, 2145, per plat vol. 12, pg. 17, City of Willard, Huron County, Ohio and being more particularly described as follows:

The real point of beginning of the parcel herein described being a Magnetic PK Spike set on the centerline of Howard Street (50 feet in width) at the northeast corner of Lot 1758 in the name of Hillside Acres, Inc. per Deed Volume 260, Page 60;

1) Thence S 2°54'48" E along the east line of Lot 1758, a distance of 332.80 feet to an iron pin set on the northerly line of Lot 2146 in the Garden Village Subdivision, per Plat Volume 12, Page 17 at the southwest corner of lands in the name of E. E. Stone per Deed Volume 320, Page 622 (southeast corner of the lands of said Hillside Acres, Inc.) and passing for reference and iron pin set at 25.03 feet;

2) Thence N 89°53'17" W along the south line of Lot 1758, a distance of 91.41 feet to an iron pin set at the northeast corner of Lot 2145 in the name of Hillside Acres, Inc. per Deed Volume 357, Page 1004;

3) Thence S 0°06'43" W along the east line of Lot 2145, a distance of 134.40 feet to an iron pin set on the northerly right-of-way of Crestview Drive (50 feet in width);

4) Thence N 89°53'17" W along the northerly line of said Crestview Drive, a distance of 320.00 feet to an iron pin set at the southeast corner of Lot 2141 in said Garden Village Subdivision (southwest corner of the lands of said Hillside Acres, Inc.);

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5) Thence N 0°06'43" E along the east line of Lot 2142 in said subdivision, a distance of 134.40 feet to an iron pin set on the south line of lot 1761 per Plat Volume 5, Page 14 at the northeast corner of said Lot 2141;

6) Thence S 89°53'17" E along the north line of said Lot 2142, a distance of 24.41 feet to an iron pin set at the southeast corner of said Lot 1761 (southwest corner of Lot 1760 per Plat Volume 5, Page 14);

7) Thence N 2°54'48" W along the west line of lot 1760 a distance of 332.80 feet to a Magnetic PK Spike set on the centerline of said Howard Street at the northwest corner of said Lot 1760;

8) Thence S89°53'17" E along said centerline, a distance of 387.00 feet to the real point of beginning of the parcel herein described and containing 3.93990503 acres (171622.263091 square feet) (PER: 1757.23'0.0209), more or less, but subject to all legal easements and public rights-of-way now on record.

All iron pins set are 5/8" diameter with caps stamped "Kelser 7871".

Bearings are assumed. Prepared from an actual survey performed on March 23, 1999 by Kelser Surveying - Alex Kelser Registered Ohio Surveyor Number 7871.

Liberty Nursing Centers of Bellbrook

Situated in the Township of Sugarcreek, County of Greene, State of Ohio and being known as Lot No. 213-A Carriage-By-The-Lake, Section 1-A, Replat of Lots 213, 214 and 215 as recorded in Plat Book 18, Pages 99, 100 and 101 of the Plat Records of Greene County, Ohio NKA Plat Cabinet 33, Pages 552A-553A.

Liberty Retirement Community of Middletown

All that certain piece, parcel or lot of land situate in the City of Middletown, Butler County, Ohio, being more particularly bounded and described as follows:

Beginning at a point on the easterly right of way of Kreiger Street (65 feet wide), said point also being in common with the Terrace Hills Subdivision as recorded in Plan Book 20, Page 14, said point also being the northwesterly point of lands herein described; thence along lands the Terrace Hills Subdivision South 84°51'56" East, a distance of 707.37 feet to a point; thence leaving said lands South 12°44'24" West, a distance of 308.94 feet to a point; thence North 77°15'36" West, a distance of 99.40 feet to a point; thence South 12°44'24" West, a distance of 161.47 feet to a point; thence North 75°19'00" West, a distance of 50.41 feet to a point; thence along lands of The Church of God Retirement Communities the following (8) courses and distances: (1) North 75°19'00" West, a distance of 262.54 feet to a point; (2) North 04°41'00" East, a distance of 50.77 feet to a point; (3) North 75°19'00" West, a distance of 36.18 feet to a point; (4) North 85°19'00" West, a distance of 68.37 feet to a point; (5) South 04°41'00" West, a distance of 50.00 feet to a point; (6) North 85°19'00" West, a distance of 96.00 feet to a point; (7) North 04°41'00" East, a distance of 278.30 feet to a point; (8) North 85°19'00" West, a distance of 35.00 feet to a point on the easterly right of way of Kreiger Street (65 feet wide); thence along said right of way: North 04°50'06" East, a distance of 117.69 feet to the point or place of beginning, more or less, but subject to all legal highways.

Containing 5.836 acres or 254,238.997 square feet. Pt LOT 11357

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Liberty Nursing Center of Xenia

Being All of Lot Number 1A of the Replat of Heathergreene Section One as recorded in Plat Cabinet 34, Pages 717B and 718A of the Plat Records of Greene County, Ohio.

Liberty Nursing Center of Jamestown

Situated in the Village of Jamestown and Silvercreek Township, Virginia Military Survey Number 3911, and being all the lands as conveyed by deed to Heathergreene II, Inc. as recorded in Volume 116, Page 743 of the Greene County Official Records and being more particularly described as follows:

Commencing for reference at a mag nail set at the intersection of the centerlines of U.S. Route 35 and Hidden Creek Drive;

Thence with the centerline of U.S. Route 35 N. 66° 53' 50" W 400.82 ft. to the corner of Jeffrey A. Kim etal, Trustees' 28.368 acre tract (Official Record 527, Page 820), and being the true point of beginning for this tract herein described;

Thence with the prolongation of said centerline N 66° 53' 50" W 180.27 ft. to a mag nail set at an angle point in said centerline;

Thence continuing with said centerline N. 62° 27' 27" W 369.08 ft. to a mag nail set at the corner of Johnnie R. & Lavina Ann Paul's 2.147 acre tract (Official Record 1055, Page 577);

Thence with Paul's easterly line N 47° 28' 32" E 395.51 ft. to a 1" O.D. pipe found in the line of said Kim's 28.368 acre tract and in the Corporation line of the Village of Jamestown;

Thence with Kim's line and said Corporation line S 61° 411' 50" E 540.59 ft. to a 1" O.D. pipe found'

Thence continuing, in part with said Corporation line and with the line of said Kim's 28.368 acre tract S 47° 23' 17" W (passing an iron pin set at 32.96') 372.82 ft. to the true point of beginning containing 4.566 acres of land, more or less, subject to all legal highways, easements, conditions and restrictions of record.

The above described 4.566 acre tract contains 4.383 acres in the Village of Jamestown and 0.183 acres in Silvercreek Township.

This survey is based upon a field survey conducted by R. Douglas Sutton, Ohio Professional Surveyor #7124 in June, 2001.

Iron pin referred to as set are 5/8" diameter steel and 30" in length with a yellow cap tamped "Clinco and Sutton"

Bearing are based upon an assumed azimuth and are for angular measurement purposes only.

Recorded in Volume 32, Page 304 of the Greene County Surveyor's Records.

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EXHIBIT A-2

LEGAL DESCRIPTION OF THE LEASEHOLD LAND

Liberty Nursing Center of Fremont

[SELLER TO PLEASE PROVIDE]

Liberty Nursing Center of Mansfield

Situated in the City of Mansfield, County of Richland, State of Ohio and being known as Lot Numbers: 10108, 10109, 10110, 10111, and 10112 of the consecutively numbered lots in said City (plat reference: Volume 11, Page 8), more particularly described as follows:

Beginning for the same at an iron pin found and accepted as marking the southeast corner of said Lot #10108; Thence, North 89 degrees 56 minutes 35 seconds West with the south line of said lot a distance of 514.71 feet (record distance of 514.6 feet) to an iron pin found and accepted as marking the southwest corner of said lot; Thence northeasterly with the west line of said lot (the same being the east line of Lexington Avenue) along a curve concave to the west with a central angle of 1 degree 48 minutes 19 seconds, a radius of 1462.39 feet, a chord distance of 46.08 feet which bears North 35 degrees 34 minutes 45 seconds East to the point of tangency of said curve; Thence continuing with said west line and the northerly prolongation thereof, North 34 degrees 40 minutes 35 seconds East a distance of 485.38 feet to an iron pin found and accepted as marking the northwest corner of said Lot #10112; Thence, South 55 degrees 21 minutes 05 seconds East with the north line of said lot, a distance of 314.59 feet (record distance of 314.3 feet) to an iron pin found and accepted as marking the northeast corner thereof;

Thence, South 10 degrees 19 minutes 26 seconds West with the east line of said lot and the southerly prolongation thereof, a distance of 262.55 feet (record distance of 262.8 feet) to the place of beginning, containing 3.44 acres (149,900 square feet).

Bearings are based on the right of way plans for Lexington Avenue and are intended to be used for angular determination only.

Permanent Parcel No. 027-07-051-15-000

Premises also known as 535 Lexington Avenue, Mansfield, Ohio 44907

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EXHIBIT B

FORM OF INDEMNITY GUARANTY

B-1

EXHIBIT 4(e)(i)(A)

FORM OF BILL OF SALE FOR THE SELLER PERSONAL PROPERTY

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT is made as of             , 2015, by                     , a                      (“Seller”), in favor of                     , a                      (“Buyer”), pursuant to the Purchase and Sale Agreement and Joint Escrow Instructions dated as of             , 2015, between, Buyer and Seller, with respect to¸ inter alia, that certain skilled nursing facility located at [                    ],                     ,                     County,             (the “Agreement”). Each initially capitalized term used and not otherwise defined herein shall have the meaning given such term in the Agreement.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, Seller does hereby grant, bargain, sell, convey, assign, transfer, set over, deliver to and vest in Buyer, its successors and assigns forever, all of Seller’s right, title and interest in and to all of the Personal Property, whether now existing or hereafter arising. The terms and limitations of the Agreement are incorporated herein by this reference, including but not limited to, Seller’s representations, warranties, covenants, agreements and indemnities related to the Personal Property.

IN WITNESS WHEREOF, Seller has executed this document as of the date first above written.

SELLER:

,

By:
Name:
Title:

Exhibit 4(e)(i)(A)

EXHIBIT 4(e)(i)(B)

FORM OF BILL OF SALE FOR THE CURRENT OPERATOR PERSONAL PROPERTY

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT is made as of             , 2015, by                     , a                     (“Current Operator”), in favor of                     , a                     (“Buyer”), pursuant to the Purchase and Sale Agreement and Joint Escrow Instructions dated as of             , 2015, between Buyer, on one hand, and                     , a                     ,                     , a                     ,                     , a                     , and                     , a                     , collectively as seller, with respect to, inter alia, that certain skilled nursing facility located at [                    ],                     ,                      County,                      (the “Agreement”). Each initially-capitalized term used and not otherwise defined herein shall have the meaning given such term in the Agreement.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, Current Operator does hereby grant, bargain, sell, convey, assign, transfer, set over, deliver to and vest in Buyer, its successors and assigns forever, all of Current Operator’s right, title and interest in and to all of the Current Operator Personal Property, whether now existing or hereafter arising. The terms and limitations of the Agreement are incorporated herein by this reference, including but not limited to, Seller’s representations, warranties, covenants, agreements and indemnities related to the Current Operator Personal Property.

IN WITNESS WHEREOF, Current Operator has executed this document as of the date first above written.

CURRENT OPERATOR:

______________________________, a ____________________________

By:
Name:
Title:

Exhibit 4(e)(i)(B)

EXHIBIT 4(e)(ii)

FORM OF NON-FOREIGN AFFIDAVIT

                    , a                     (“Seller”), is the owner of certain real property located at [                    ],                     ,                     County,                     , which it is selling to                     , a                     (“Buyer”), under that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of             , 2015 (the “Agreement”).

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax will not be required when the above-referenced real property is transferred pursuant to the Agreement, the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder;

2. Seller is not a “disregarded entity” as defined in Code §1445-2(b)(2)(iii);

3. Seller’s U.S. employer identification number is                     ; and

4. Seller’s office address is                     .

Seller understands that this Certificate may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated as of:             , 2015

SELLER:

______________________________, a ____________________________

By:
Name:
Title:

Exhibit 4(e)(ii)

EXHIBIT 4(e)(iv)

FORM OF SELLER’S CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE is made as of             , 2015, by each of the entities identified as “Seller” below (collectively, “Seller”), to                     , a                     (“Buyer”).

Pursuant to Section 4(e)(iv) of the Purchase and Sale Agreement and Joint Escrow Instructions dated as of             , 2015, by and between Buyer and Seller (the “Agreement”), Seller hereby represents and warrants to Buyer that each and all of the representations and warranties of Seller contained in the Agreement are true and correct in all material respects as of the date hereof as if made on and as of the date hereof.

IN WITNESS WHEREOF, Seller has executed this Certificate as of the date first above written.

SELLER:

Exhibit 4(e)(iv)

EXHIBIT 4(f)(i)

FORM OF BUYER’S CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE is made as of             , 2015, by                     (“Buyer”) to each of the entities identified as “Seller” in the Agreement (as defined below) (collectively, “Seller”).

Pursuant to Section 4(f)(i) of the Purchase and Sale Agreement and Joint Escrow Instructions dated as of             , 2015, by and between Buyer and Seller (the “Agreement”), Buyer hereby represents and warrants to Buyer that each and all of the representations and warranties of Buyer contained in Section 8 of the Agreement are true and correct in all material respects as of the date hereof as if made on and as of the date hereof.

IN WITNESS WHEREOF, Buyer has executed this Certificate as of the date first above written.

BUYER:

Exhibit 4(f)(i)